                                                                     EXHIBIT 2.1
================================================================================



                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                       SOUTHWEST SECURITIES GROUP, INC.
                                 DALLAS, TEXAS


                                      AND

                              ASBI HOLDINGS, INC.
                               ARLINGTON, TEXAS



                          Dated as of August 10, 1999




================================================================================



                               TABLE OF CONTENTS
ARTICLE I.ACQUISITION OF ASBI BY SWS.............................................................    2
     SECTION 1.01  Merger of Newco with and into ASBI............................................    2
     SECTION 1.02  Effects of the Merger.........................................................    2
     SECTION 1.03  Articles of Incorporation and Bylaws..........................................    2
     SECTION 1.04  Directors and Officers........................................................    2
     SECTION 1.05  Conversion of the ASBI Common Stock...........................................    2
     SECTION 1.06  ASBI Dissenting Shares........................................................    4
     SECTION 1.07  SWS Common Stock..............................................................    4
     SECTION 1.08  ASBI Shareholders' Meeting....................................................    4
     SECTION 1.09  SWS Shareholders' Meeting.....................................................    5
     SECTION 1.10  Exchange of Certificates......................................................    5
     SECTION 1.11  Rights of Former ASBI Shareholders............................................    6
     SECTION 1.12  Piggyback Registration........................................................    6
     SECTION 1.13  Escrow of Shares..............................................................    7

ARTICLE II.THE CLOSING AND THE CLOSING DATE......................................................    8
     SECTION 2.01  Time and Place of the Closing and Closing Date................................    8
     SECTION 2.02  Effective Time................................................................    8
     SECTION 2.03  Actions to be Taken at the Closing by ASBI....................................    8
     SECTION 2.04  Actions to be Taken at the Closing by SWS.....................................   10
     SECTION 2.05  Further Assurances............................................................   11

ARTICLE III.REPRESENTATIONS AND WARRANTIES OF ASBI...............................................   11
     SECTION 3.01  Organization and Qualification................................................   11
     SECTION 3.02  Execution and Delivery........................................................   12
     SECTION 3.03  ASBI Capitalization...........................................................   12
     SECTION 3.04  ASBI Subsidiaries.............................................................   13
     SECTION 3.05  Compliance with Laws, Permits and Instruments.................................   13
     SECTION 3.06  ASBI Financial Statements.....................................................   14
     SECTION 3.07  The Bank......................................................................   14
     SECTION 3.08  Litigation....................................................................   15
     SECTION 3.09  Consents and Approvals........................................................   16
     SECTION 3.10  Undisclosed Liabilities.......................................................   16
     SECTION 3.11  Title to Assets...............................................................   16
     SECTION 3.12  Absence of Certain Changes or Events..........................................   16
     SECTION 3.13  Leases, Contracts and Agreements..............................................   19
     SECTION 3.14  Taxes.........................................................................   19
     SECTION 3.15  Insurance.....................................................................   21
     SECTION 3.16  No Adverse Change.............................................................   21
     SECTION 3.17  Proprietary Rights............................................................   21
     SECTION 3.18  Transactions with Certain Persons and Entities................................   21
     SECTION 3.19  Evidences of Indebtedness.....................................................   22
     SECTION 3.20  Employee Relationships........................................................   22
     SECTION 3.21  Condition of Assets...........................................................   22

     SECTION 3.22  Environmental Compliance......................................................   22
     SECTION 3.23  Regulatory Compliance.........................................................   23
     SECTION 3.24  Absence of Certain Business Practices.........................................   23
     SECTION 3.25  Information for Proxy Statements..............................................   24
     SECTION 3.26  Dissenting Shareholders.......................................................   24
     SECTION 3.27  Books and Records.............................................................   24
     SECTION 3.28  Forms of Instruments, Etc.....................................................   24
     SECTION 3.29  Fiduciary Responsibilities....................................................   24
     SECTION 3.30  Guaranties....................................................................   24
     SECTION 3.31  Voting Trust or Buy-Sell Agreements...........................................   24
     SECTION 3.32  Employee Benefit Plans........................................................   25
     SECTION 3.33  Year 2000.....................................................................   26
     SECTION 3.34  Accounting, Tax, and Regulatory Matters.......................................   27
     SECTION 3.35  Nonaccredited Investors.......................................................   27
     SECTION 3.36  Information Systems...........................................................   28
     SECTION 3.37  Representations Not Misleading................................................   28

ARTICLE IV.REPRESENTATIONS AND WARRANTIES OF SWS................................................    28
     SECTION 4.01  Organization and Qualification...............................................    28
     SECTION 4.02  Execution and Delivery.......................................................    28
     SECTION 4.03  Authorized and Outstanding Stock of SWS......................................    29
     SECTION 4.04  Authorized and Outstanding Stock of Newco....................................    29
     SECTION 4.05  Compliance with Laws, Permits and Instruments................................    29
     SECTION 4.06  Litigation...................................................................    29
     SECTION 4.07  Consents and Approvals.......................................................    30
     SECTION 4.08  SEC Filings; SWS Financial Statements........................................    30
     SECTION 4.09  Proxy Statement..............................................................    30
     SECTION 4.10  Representations Not Misleading...............................................    31

ARTICLE V.COVENANTS OF ASBI.....................................................................    31
     SECTION 5.01  Best Efforts.................................................................    31
     SECTION 5.02  Merger Agreement.............................................................    31
     SECTION 5.03  Information for Regulatory Applications and Proxy Statements.................    31
     SECTION 5.04  Required Acts of  the ASBI Companies.........................................    32
     SECTION 5.05  Prohibited Acts of the ASBI Companies........................................    33
     SECTION 5.06  Access; Pre-Closing Investigation............................................    35
     SECTION 5.07  Invitations to and Attendance at Directors' and Committee Meet...............    36
     SECTION 5.08  Additional Financial Statements..............................................    36
     SECTION 5.09  Untrue Representations.......................................................    36
     SECTION 5.10  Litigation and Claims........................................................    36
     SECTION 5.11  Notice of Material Adverse Changes...........................................    36
     SECTION 5.12  No Negotiation with Others...................................................    37
     SECTION 5.13  Consents and Approvals.......................................................    37
     SECTION 5.14  Environmental Investigation; Right to Terminate Agreement....................    37
     SECTION 5.15  Proxies......................................................................    38
     SECTION 5.16  S Corporation Termination....................................................    39

     SECTION 5.17  Conforming Accounting and Reserve Policies; Restructuring Expenses............   39
     SECTION 5.18  Affiliate Agreements..........................................................   39
     SECTION 5.19  Environmental Matters.........................................................   40

ARTICLE VI.COVENANTS OF SWS......................................................................   40
     SECTION 6.01  Best Efforts..................................................................   40
     SECTION 6.02  Incorporation and Organization of Newco.......................................   40
     SECTION 6.03  Merger Agreement..............................................................   40
     SECTION 6.04  Information for Regulatory Applications and Proxy Statements..................   40
     SECTION 6.05  Acts of Newco.................................................................   41
     SECTION 6.06  Untrue Representations........................................................   41
     SECTION 6.07  Litigation and Claims.........................................................   41
     SECTION 6.08  Regulatory and Other Approvals................................................   41
     SECTION 6.09  Adverse Change................................................................   41
     SECTION 6.10  Employee Benefits and Contracts...............................................   41

ARTICLE VII.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ASBI......................................   42
     SECTION 7.01  Compliance with Representations, Warranties and Agreements....................   42
     SECTION 7.02  Shareholder Approvals.........................................................   42
     SECTION 7.03  Government and Other Approvals................................................   42
     SECTION 7.04  No Litigation.................................................................   42
     SECTION 7.05  Pooling Letter................................................................   43
     SECTION 7.06  SWS Common Stock..............................................................   43
     SECTION 7.07  Tax Opinion...................................................................   43
     SECTION 7.08  Opinion of Counsel............................................................   43
     SECTION 7.09  Registration Rights Agreement.................................................   43
     SECTION 7.10  No Material Adverse Change....................................................   43

ARTICLE VIII.CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SWS......................................   43
     SECTION 8.01  Compliance with Representations, Warranties and Agreements....................   43
     SECTION 8.02  Shareholder Approvals.........................................................   44
     SECTION 8.03  Government and Other Approvals................................................   44
     SECTION 8.04  No Litigation.................................................................   44
     SECTION 8.05  Accounting Treatment..........................................................   45
     SECTION 8.06  No Material Adverse Change....................................................   45
     SECTION 8.07  Dissenters....................................................................   45
     SECTION 8.08  Tax Opinion...................................................................   45
     SECTION 8.09  Pooling Letter................................................................   45
     SECTION 8.10  Fairness Opinion..............................................................   45
     SECTION 8.11  Releases of Directors and Officers of ASBI Companies..........................   45
     SECTION 8.12  Non Compete and Employment Agreements.........................................   46
     SECTION 8.13  Affiliate Agreements..........................................................   46
     SECTION 8.14  Opinion of Counsel............................................................   46
     SECTION 8.15  Compliance with the 1933 Act..................................................   46
     SECTION 8.16  Termination of  Shareholder Agreement and Voting Agreement....................   46
     SECTION 8.17  Escrow Agreement; Environmental Liabilities...................................   46

ARTICLE IX.TERMINATION AND ABANDONMENT...........................................................   46
     SECTION 9.01  Right of Termination..........................................................   46
     SECTION 9.02  Notice of Termination.........................................................   48
     SECTION 9.03  Effect of Termination.........................................................   48
     SECTION 9.04  Break-Up Fee..................................................................   48

ARTICLE X.CONFIDENTIAL INFORMATION...............................................................   49
     SECTION 10.01  Definition of "Recipient," "Disclosing Party" and" Representat...............   49
     SECTION 10.02  Definition of "Subject Information"..........................................   49
     SECTION 10.03  Confidentiality..............................................................   49
     SECTION 10.04  Securities Law Concerns......................................................   49
     SECTION 10.05  Return of Subject Information................................................   50
     SECTION 10.06  Specific Performance/Injunctive Relief.......................................   50

ARTICLE XI.MISCELLANEOUS.........................................................................   50
     SECTION 11.01  Survival of Representations and Warranties...................................   50
     SECTION 11.02  Expenses.....................................................................   50
     SECTION 11.03  Brokerage Fees and Commissions...............................................   50
     SECTION 11.04  Entire Agreement.............................................................   51
     SECTION 11.05  Further Cooperation..........................................................   51
     SECTION 11.06  Severability.................................................................   51
     SECTION 11.07  Notices......................................................................   51
     SECTION 11.08  GOVERNING LAW................................................................   53
     SECTION 11.09  Multiple Counterparts........................................................   53
     SECTION 11.10  Certain Definitions..........................................................   53
     SECTION 11.11  Specific Performance.........................................................   55
     SECTION 11.12  Attorneys' Fees and Costs....................................................   56
     SECTION 11.13  Rules of Construction........................................................   56
     SECTION 11.14  Binding Effect; Assignment...................................................   56
     SECTION 11.15  Public Disclosure............................................................   56
     SECTION 11.16  Extension; Waiver............................................................   57
     SECTION 11.17  Amendments...................................................................   57
     SECTION 11.18  Binding Arbitration Relating to Environmental Escrow.........................   57

                     AGREEMENT AND PLAN OF REORGANIZATION
                    ------------------------------------

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of the 10th day of August, 1999, by and between SOUTHWEST SECURITIES GROUP, INC., a Delaware corporation with its principal offices in Dallas, Texas ("SWS"), and ASBI HOLDINGS, INC., a Texas corporation and unitary savings and loan holding company with its principal offices in Arlington, Texas ("ASBI").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, ASBI owns all of the stock of Arlington Savings Bancshares, Inc., a Delaware corporation and unitary savings and loan holding company ("ASBI Delaware"), and ASBI Delaware owns all of the stock of First Savings Bank, F.S.B., Arlington, Texas, a federal savings bank (the "Bank");

     WHEREAS, SWS wishes to acquire all of the issued and outstanding shares of ASBI Voting Common Stock, par value $0.001 per share ("ASBI Voting Common Stock") and ASBI Non-Voting Common Stock, par value $0.001 per share (the "ASBI Non-Voting Common Stock") (collectively, the ASBI Voting Common Stock and ASBI Non-Voting Common Stock are referred to herein as the "ASBI Common Stock") in exchange for shares of common stock of SWS, par value $0.10 per share ("SWS Common Stock") in a transaction that qualifies (i) for federal tax purposes as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986 (the "Code"), and (ii) for accounting purposes for pooling-of-interests treatment;

     WHEREAS, SWS desires to effect such acquisition through its wholly-owned subsidiary, SWS Acquisition Corporation, a Texas corporation ("Newco"), by causing Newco to be merged with and into ASBI (the "Merger");

     WHEREAS, SWS and ASBI believe that the Merger, as provided for and subject to the terms and conditions set forth in this Agreement and all exhibits, schedules and supplements hereto, is in the best interests of SWS, ASBI and their respective shareholders;

     WHEREAS, SWS and ASBI desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and certain additional agreements related to the transactions contemplated hereby; and

     WHEREAS, the respective boards of directors of SWS and ASBI have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the foregoing and of the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth below, SWS and ASBI undertake, promise, covenant and agree with each other as follows:

                                  ARTICLE I.
                          ACQUISITION OF ASBI BY SWS

     SECTION 1.01  Merger of Newco with and into ASBI.  Subject to the terms and
                   ----------------------------------
conditions of this Agreement and the Agreement and Plan of Merger to be entered into between ASBI and Newco and joined by SWS (the "Merger Agreement"), attached hereto as Exhibit A, SWS shall cause Newco to be merged with and into ASBI
          ---------
pursuant to the provisions of Part Five of the Texas Business Corporation Act (the "TBCA").

     SECTION 1.02  Effects of the Merger.  The Merger shall have the effects set
                   ---------------------
forth in Article 5.06 of the TBCA. Following the Merger, ASBI shall continue as the corporation resulting from the Merger (the "Surviving Corporation"), and the separate corporate existence of Newco shall cease. The name of the Surviving
Corporation shall be "ASBI Holdings, Inc."   The existing offices and facilities
of ASBI immediately preceding the Merger shall be the principal offices and facilities of the Surviving Corporation following the Merger. At the Effective Time (as hereinafter defined), all rights, title and interests to all real estate and other property owned by each of Newco and ASBI shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or encumbrances thereon. At the Effective Time, all liabilities and obligations of Newco and ASBI shall be allocated to the Surviving Corporation, and the Surviving Corporation shall be the primary obligor therefor and no other party to the Merger shall be liable therefor. At the Effective Time, a proceeding pending by or against either Newco or ASBI may be continued as if the Merger did not occur, or the Surviving Corporation may be substituted in the proceedings.

     SECTION 1.03  Articles of Incorporation and Bylaws.  The Articles of
                   ------------------------------------
Incorporation and Bylaws, respectively, of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of ASBI (as such Articles of Incorporation and Bylaws may be amended and restated pursuant to the terms of the Merger Agreement).

     SECTION 1.04  Directors and Officers.  The directors and officers,
                   ----------------------
respectively, of the Surviving Corporation shall be as set forth in the Merger Agreement.

     SECTION 1.05  Conversion of the ASBI Common Stock. At the Effective Time of
                   -----------------------------------
the Merger:

          A.  Subject to the terms of this Agreement and adjustment pursuant to
     Section 1.05B of this Agreement, each share of ASBI Common Stock outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as such term is defined in the Merger Agreement), shall be converted into the right to receive shares of SWS Common Stock (the "Merger Consideration") in the amount equal to the quotient of (i) 2,600,000 shares of SWS Common Stock divided by (ii) the number of shares of ASBI Common Stock outstanding immediately prior to the Effective Time (herein the "Exchange Ratio").

          B. Except for payment of a 10% stock dividend payable to SWS shareholders of record on July 15, 1999 (the "SWS Stock Dividend"), in the event SWS changes the number of shares of SWS Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective time thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. No adjustment shall be made as a result of the SWS Stock Dividend.

          C. Notwithstanding any other provision of this Agreement, each holder of shares of ASBI Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of SWS Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of SWS Common Stock multiplied by the market value of one share of SWS Common Stock at the Effective Time. The market value of one share of SWS Common Stock at the Effective Time shall be the last sale price of SWS Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by SWS) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          D. Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the TBCA;

          E. The shares of Newco (the "Newco Stock") outstanding at the Effective Time shall, at the Effective Time and by virtue of the Merger and without any action on the part of SWS or any other party as holder thereof, be converted into a like number of shares of common stock of the Surviving Corporation with a par value of $0.001 per share, with the effect that the number of shares of the common stock of the Surviving Corporation outstanding immediately after the Effective Time shall be equal to the aggregate number of shares of Newco Stock outstanding immediately before the Effective Time. The authorized number of shares of common stock of the Surviving Corporation shall be the same as the authorized number of shares of Newco Stock immediately prior to the Effective Time.

          F. The shares of ASBI Common Stock issued and outstanding at the Effective Time shall, by operation of law and without any action on the part of the holder thereof, unless dissenters' rights under applicable law are being perfected with respect thereto, be converted into the right to receive the Merger Consideration.

          G. On or following the Effective Time, each holder of ASBI Common Stock shall be required to surrender, in accordance with Section 1.10, his or her shares of ASBI Common Stock to the exchange agent designated by SWS (the "Exchange Agent"), and upon such surrender, each such holder shall be entitled to receive from SWS within ten (10) business days thereafter, the Merger Consideration which such holder is entitled to receive as described in Section 1.05A of this Agreement. Until so surrendered, each such outstanding certificate representing shares of ASBI Common Stock shall be deemed for all purposes, subject only to dissenters' rights under applicable law, to evidence solely the right to receive such Merger Consideration from SWS.

     SECTION 1.06  ASBI Dissenting Shares.  ASBI shall give SWS prompt notice
                   ----------------------
upon receipt by ASBI of any written notice from any ASBI shareholder of such shareholder's intent to dissent from the Merger pursuant to Articles 5.11 and
5.12 of the TBCA, and will keep SWS apprised of all details known to ASBI relating to all such notices of intent to dissent including but not limited to informing SWS of the names of all shareholders providing such notice, the number of shares owned by such shareholders and the dates of their respective notices.

     SECTION 1.07  SWS Common Stock.  ASBI acknowledges and agrees that the
                   ----------------
shares of SWS Common Stock to be issued in the Merger will not have been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws, and the certificates representing shares of SWS Common Stock will bear an appropriate legend substantially in the following form:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

     SECTION 1.08  ASBI Shareholders' Meeting'.  ASBI, acting through its board
                   ---------------------------
of directors, shall, in accordance with applicable law:

          A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "ASBI Shareholders' Meeting") as soon as practicable for the purpose of approving and adopting the Merger and the Merger Agreement and the transactions contemplated hereby and thereby;

          B. Require no greater than the minimum vote of the holders of ASBI Common Stock required by applicable law in order to approve the Merger and the Merger Agreement;

          C. Subject to its fiduciary duties to the shareholders of ASBI, include in the ASBI Proxy Statement/PPM (defined in Section 1.08D below) the recommendation of its board of directors that the shareholders of ASBI vote in favor of the approval and adoption of the Merger and the Merger Agreement and the transactions contemplated hereby and thereby; and

          D. Cause the ASBI Proxy Statement/PPM to be mailed to the shareholders of ASBI as soon as practicable, and use its best efforts to obtain the approval and adoption of the Merger and the Merger Agreement by shareholders holding at least the minimum number of shares of ASBI Common Stock entitled to vote at the ASBI Shareholders' Meeting necessary to approve the Merger and the Merger Agreement under applicable law. The letter to ASBI shareholders, notice of meeting, proxy statement/private placement memorandum and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement shall be in form and substance satisfactory to SWS and are collectively referred to herein as the "ASBI Proxy Statement/PPM."

     SECTION 1.09  SWS Shareholders' Meeting.  SWS, acting through its board of
                   -------------------------
directors, shall, in accordance with applicable law:

          A. Duly call, give notice of, convene and hold a meeting of its shareholders (the "SWS Shareholders' Meeting") for the purpose of obtaining the shareholder approval in connection with the transactions contemplated by this Agreement and the Merger Agreement, including without limitation, approving the issuance of the SWS Common Stock pursuant to the terms of this Agreement and increasing the number of authorized shares of SWS, if necessary;

          B. Subject to its fiduciary duties to the shareholders of SWS, include in the SWS Proxy Statement (defined in Section 1.09C below) the recommendation of its board of directors that the shareholders of SWS vote in favor of the approval of the issuance of the SWS Common Stock and the transactions contemplated by this Agreement and the Merger Agreement; and

          C. Prepare and file with the Securities and Exchange Commission ("SEC") the SWS Proxy Statement in accordance with Regulation 14A of the Securities Exchange Act of 1934 (the "1934 Act"), and once SWS is permitted pursuant to Regulation 14 to mail it shareholders the SWS Proxy Statement as a definitive proxy statement, SWS shall mail the SWS Proxy Statement to the shareholders of SWS as soon as practicable, and use its best efforts to obtain the approval of the issuance of the SWS Common Stock and the transactions contemplated by this Agreement and the Merger Agreement by SWS shareholders holding at least the minimum number of shares required by applicable law of SWS Common Stock entitled to vote at the SWS Shareholders' Meeting. The letter to SWS shareholders, notice of meeting, proxy statement and form of proxy to be distributed to shareholders in connection with the Merger and the Merger Agreement are collectively referred to herein as the "SWS Proxy Statement."

     SECTION 1.10  Exchange of Certificates.  Promptly after the Effective Time,
                   ------------------------
SWS and ASBI shall cause the Exchange Agent to mail to the former shareholders of ASBI appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of ASBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of ASBI Common Stock issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration provided in Section 1.05A of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 1.11 of this Agreement, subject to any shares of the Merger Consideration being placed in escrow pursuant to Section 1.13 of this Agreement. To the extent required by Section 1.05C of this Agreement, each holder of shares of ASBI Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of SWS Common Stock to which such holder may be otherwise entitled (without interest). SWS shall not be obligated to deliver the consideration to which any former holder of ASBI Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of ASBI Common Stock for exchange as provided in this Section 1.10. If any record shareholder of ASBI is unable to locate any certificate evidencing the ASBI Common Stock, such shareholder shall submit to the Exchange Agent an affidavit of lost certificate and indemnification agreement in form reasonably acceptable to SWS and, if required by SWS, a surety bond in an amount equal to the amount to be delivered to such shareholder, in lieu of such certificate. The certificate or certificates of ASBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation, SWS nor the Exchange Agent shall be liable to a holder of ASBI Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law.

     SECTION 1.11  Rights of Former ASBI Shareholders.  At the Effective Time,
                   ----------------------------------
the stock transfer books of ASBI shall be closed as to holders of ASBI Common Stock immediately prior to the Effective Time and no transfer of ASBI Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 1.10 of this Agreement, each certificate theretofore representing shares of ASBI Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by ASBI in respect of such shares of ASBI Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by law, former shareholders of record of ASBI shall be entitled to vote after the Effective Time at any meeting of SWS shareholders the number of whole shares of SWS Common Stock into which their respective shares of ASBI Common Stock are converted, regardless of whether such holders have exchanged their certificates representing ASBI Common Stock for certificates representing SWS Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by SWS on the SWS Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of SWS Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of SWS Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of ASBI Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 1.10 of this Agreement. However, upon surrender of such ASBI Common Stock certificate, both the SWS Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

     SECTION 1.12  Piggyback Registration.  If at any time within the five (5)
                   ----------------------
year period after the Effective Time, SWS shall determine to register any of its securities (for itself or for any other holder of securities of SWS) under the 1933 Act or any successor legislation (other than a registration relating to stock option plans, employee benefit plans or a transaction pursuant to Rule 145 under the 1933 Act), and in connection therewith SWS may lawfully register the SWS Common Stock acquired by the ASBI shareholders in connection with the Merger (the "Registrable Securities"), SWS will promptly give written notice to the then holders (the "Holders") of all outstanding Registrable Securities and will include in such registration and effect the registration under the 1933 Act of all Registrable Securities that such Holders may request in writing by notice delivered to SWS within 20 days after receipt by such Holder of the notice given by SWS; provided, however, that in connection with any such offering by SWS of any of its securities, no such registration of Registrable Securities shall be required if the managing underwriter, if any, for SWS advises SWS in writing that including all or part of the Registrable Securities in such offering will materially adversely affect the offering price of securities proposed to be sold pursuant to the registration statement. If such managing underwriter advises SWS that, in its opinion, part of the Registrable Securities may be included in such offering without having a such material adverse effect on the proposed offering, then SWS shall be obligated to include such limited number of shares of SWS Common Stock in such offering, which shares shall be taken from those owned and held by a group consisting of the Holders and other holders of SWS Common Stock having registration rights that are pari passu with those of the Holders, and such limitation shall be imposed upon the Holders and such other holders pro rata on the basis of the total number of shares of SWS Common Stock owned by the Holders and such other holders or obtainable by them upon the exercise of rights with respect to other securities owned by them. All expenses of such registration and offering (including SWS's attorneys' fees) shall be borne by SWS, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities being registered and the fees and expenses of separate counsel, if any, for such Holders. The Holders shall be entitled to an unlimited number of registrations under this Section 1.12. The rights and obligations of SWS under this Section 1.12 shall be governed by that certain Registration Rights Agreement attached as Exhibit H hereto.
                                                  ---------

     SECTION 1.13  Escrow of Shares. Prior to execution of this Agreement, SWS
                   ----------------
has identified certain potential Environmental Liabilities (as defined in
Section 11.10) relating to those properties described on Schedule 1.13 of this
                                                         -------------
Agreement (the "Environmental Properties"). Pursuant to Section 5.19, prior to November 1, 1999 ASBI has agreed to use its best efforts to eliminate potential Environmental Liabilities relating to the Environmental Properties to the satisfaction of SWS, in its sole discretion. In addition, under Section 5.14, SWS has the right to conduct additional environmental investigations with respect to the Environmental Properties. If prior to November 1, 1999, SWS has determined, in its sole discretion, that ASBI's actions have eliminated any potential Environmental Liabilities, all shares of SWS Common Stock constituting the Merger Consideration shall be delivered to the ASBI shareholders in accordance with Section 1.10 of this Agreement and no shares of SWS Common Stock
constituting the Merger Consideration shall be placed in escrow.   If, however,
prior to November 1, 1999, SWS has determined, in its sole discretion, that ASBI has been unable to eliminate any Environmental Liabilities relating to the Environmental Properties or that, as a result of SWS's subsequent environmental investigations, that any Environmental Liabilities exist with respect to the Environmental Properties, SWS and ASBI shall negotiate in good faith to establish a mutually agreeable dollar amount sufficient to protect the SWS Companies or the ASBI Companies from the Environmental Liabilities (the "Environmental Escrow Amount") and the appropriate time period pursuant to which shares of SWS Common Stock constituting the Merger Consideration should be escrowed (the "Escrow Period"). In such event, at the Effective Time, shares of SWS Common Stock constituting the Merger consideration shall be placed into escrow (the "Escrow Shares") in an amount equal to the quotient of (i) the Environmental Escrow Amount and (ii) the Average Closing Price (as defined in Section 11.10) of SWS Common Stock at the end of the fifth business day prior to the Closing Date (rounded to the nearest whole share of SWS Common Stock). The Escrow Shares shall be deposited with a mutually agreeable escrow agent (the "Escrow Agent") in accordance with the terms of the Escrow Agreement attached as Exhibit J hereto for the purpose of
                                          ---------
protecting the SWS Companies and the ASBI Companies against the Environmental Liabilities relating to the Environmental Properties and such Escrow Shares shall either be (i) delivered to the former ASBI shareholders or (ii) returned to SWS solely in accordance with the terms of the Escrow Agreement attached as Exhibit J hereto. If prior to November 1, 1999, ASBI and SWS cannot reach a
---------
mutual agreement on the Environmental Escrow Amount and/or the appropriate Escrow Period, then either SWS or ASBI may refer such dispute to binding arbitration in accordance with Section 11.18 of this Agreement.

                                  ARTICLE II.
                       THE CLOSING AND THE CLOSING DATE

     SECTION 2.01  Time and Place of the Closing and Closing Date.  On a date
                   ----------------------------------------------
mutually determined by SWS and ASBI (herein called the "Closing Date"), which date shall be within thirty (30) days after the receipt of all necessary regulatory, corporate and other approvals and the expiration of any mandatory waiting periods (unless extended as provided below), a meeting (the "Closing") will take place at which the parties to this Agreement will exchange certificates, letters and other documents in order to determine whether all of the conditions set forth in Articles VII and VIII of this Agreement have been satisfied or waived or whether any condition exists that would permit a party to this Agreement to terminate this Agreement. If no such condition then exists or if no party elects to exercise any right it may have to terminate this Agreement, then and thereupon the appropriate parties shall execute such documents and instruments as may be necessary or appropriate in order to effect the transactions contemplated by this Agreement. The Closing shall take place at a location mutually agreeable to the parties hereto.

     SECTION 2.02  Effective Time.   The Merger and the other transactions
                   --------------
contemplated by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Texas (the "Effective Time"). The Articles of Merger shall be filed as soon as practicable after the Closing.

     SECTION 2.03  Actions to be Taken at the Closing by ASBI.  At the Closing,
                   ------------------------------------------
ASBI shall execute and acknowledge (where appropriate) and deliver to SWS, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to SWS's obligations to close hereunder):

          A. True, correct and complete copies of the Articles of Incorporation of ASBI and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;

          B. True, correct and complete copies of the Certificate of Incorporation of ASBI Delaware and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Delaware;

          C. True, correct and complete copies of the Charter of the Bank and all amendments thereto, duly certified as of a recent date by the Office of Thrift Supervision ("OTS");

          D. Good standing and existence certificates of a recent date, issued by the appropriate state officials, duly certifying as to the existence and good standing of ASBI in the State of Texas;

          E. A certificate to do business, dated as of a recent date, issued by the OTS, duly certifying as to the authority of the Bank to transact the business of operating as a thrift under the laws of the United States;

          F. A certificate of good standing, dated as of a recent date, issued by the Texas Comptroller of Public Accounts, duly certifying as to the good standing of the Bank in the State of Texas;

          G. A certificate, dated as of a recent date, issued by the Federal Deposit Insurance Corporation (the "FDIC"), duly certifying that the deposits of the Bank are insured by the FDIC pursuant to the Federal Deposit Insurance Act (the "FDIA");

          H. A certificate, dated as of the Closing Date, duly executed by the Secretary or an Assistant Secretary of ASBI, acting solely in his or her capacity as an officer of ASBI, pursuant to which ASBI shall certify (i) the due adoption by the board of directors of ASBI of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of ASBI authorizing the transactions and the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (iii) the incumbency and true signatures of those officers of ASBI duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of ASBI; and (iv) that the copy of the Bylaws of ASBI attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

          I. A certificate duly executed by the Cashier or an Assistant Cashier of the Bank, acting solely in his or her capacity as an officer of the Bank, pursuant to which the Bank shall certify that the copy of the Bylaws attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

          J. A certificate duly executed by a duly authorized officer of ASBI, acting solely in his or her capacity as an officer of ASBI, dated as of the Closing Date, pursuant to which ASBI shall certify that all of the representations and warranties made in Article III of this Agreement are true and correct on and as of the date of such certificate as if made on such date and except as expressly permitted by this Agreement there shall have been no Material Adverse Change since March 31, 1999;

          K. All consents and approvals required to be obtained by ASBI from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 3.09;
                                                               -------------
     and

          L. All other documents required to be delivered to SWS by ASBI under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by SWS or its counsel.

     SECTION 2.04  Actions to be Taken at the Closing by SWS.  At the Closing,
                   -----------------------------------------
SWS shall execute and acknowledge (where appropriate) and deliver to ASBI, such documents and certificates necessary to carry out the terms and provisions of this Agreement, including without limitation, the following (all of such actions constituting conditions precedent to ASBI's obligations to close hereunder):

          A. True, correct and complete copies of SWS's Certificate of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Delaware;

          B. True, correct and complete copies of Newco's Articles of Incorporation and all amendments thereto, duly certified as of a recent date by the Secretary of State of the State of Texas;

          C. Good standing and existence certificates for SWS, dated as of a recent date, issued by the appropriate state officials, duly certifying as to the authority to do business and good standing of SWS in the State of Delaware and the State of Texas;

          D. A certificate, dated as of the Closing Date, executed by the Secretary or an Assistant Secretary of SWS, acting solely in his or her capacity as an officer of SWS, pursuant to which SWS shall certify (i) the due adoption by the board of directors of SWS of corporate resolutions attached to such certificate authorizing the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby; (ii) the due adoption by the shareholders of SWS authorizing issuance of the shares of SWS Common Stock and the other transactions contemplated by this Agreement;
     (iii) the incumbency and true signatures of those officers of SWS duly authorized to act on its behalf in connection with the transactions contemplated by this Agreement and to execute and deliver this Agreement and other agreements and documents contemplated hereby and the taking of all actions contemplated hereby and thereby on behalf of SWS; and (iv) that the copy of the Bylaws of

     SWS attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

          E. A certificate duly executed by the Secretary or an Assistant Secretary of Newco, acting solely in his or her capacity as an officer of Newco, pursuant to which Newco shall certify (i) the due adoption by the board of directors of Newco of corporate resolutions attached to such certificate authorizing the execution and delivery of the Merger Agreement and the taking of all actions contemplated thereby; (ii) the due adoption by the sole shareholder of Newco approving the Merger Agreement and the Merger; (iii) the incumbency and true signatures of those officers of Newco duly authorized to act on its behalf in connection with the transactions contemplated by the Merger Agreement and to execute and deliver the Merger Agreement and the taking of all actions contemplated thereby on behalf of Newco; and (iv) that the copy of the Bylaws of Newco attached to such certificate is true and correct and such Bylaws have not been amended except as reflected in such copy;

          F. True, correct and complete copies of the Certificate of Merger of Newco with and into ASBI, duly certified as of a recent date by the Secretary of State of the State of Texas;

          G. A certificate, dated as of the Closing Date, executed by a duly authorized officer of SWS, acting solely in his or her capacity as an officer of SWS, pursuant to which SWS shall certify that all of the representations and warranties made in Article IV of this Agreement are true and correct on and as of the date of such certificate as if made on such date and except as expressly permitted by this Agreement there shall have been no Material Adverse Change since March 31, 1999;

          H. All consents and approvals required to be obtained by SWS or Newco from third parties to consummate the transactions contemplated by this Agreement, including, but not limited to, those listed on Schedule 4.07;
                                                               -------------
     and

          I. All other documents required to be delivered to ASBI by SWS under the provisions of this Agreement, and all other documents, certificates and instruments as are reasonably requested by ASBI or its counsel.

     SECTION 2.05  Further Assurances.  At any time and from time to time after
                   ------------------
the Closing, at the request of any party to this Agreement and without further consideration, any party so requested will execute and deliver such other instruments and take such other action as the requesting party may reasonably deem necessary or desirable in order to effectuate the transactions contemplated hereby. In the event that, at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each party hereto shall take or cause to be taken all such action.


                                 ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF ASBI

     ASBI hereby makes the representations and warranties set forth in this
Article III to SWS. ASBI agrees at the Closing to provide SWS with supplemental schedules reflecting any material changes thereto between the date of this Agreement and the Closing Date.

     SECTION 3.01  Organization and Qualification.  ASBI is a federal unitary
                   ------------------------------
savings and loan holding company registered under the Home Owners' Loan Act ("HOLA"). ASBI is a corporation, duly organized, validly existing and in good standing under all laws, rules and regulations of the State of Texas. ASBI is duly qualified to transact business as a foreign entity in each jurisdiction in which a failure to be so qualified could have a Material Adverse Effect. ASBI has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets, including, but not limited to, the ASBI Subsidiaries, as now owned, leased or operated and to enter into and carry out its obligations under this Agreement and the Merger Agreement. True and complete copies of the Articles of Incorporation and Bylaws of ASBI as amended to date, certified by the Secretary of ASBI, have been delivered to SWS. ASBI does not own or control any Affiliate (as defined in Section 11.10) or Subsidiary (as defined in Section 11.10), other than ASBI Subsidiaries disclosed on Schedule 3.04 hereto. The nature of the business of ASBI and its activities
   -------------
do not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except as set forth on Schedule 3.04, ASBI has no equity
                                            -------------
interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, and the business carried on by ASBI has not been conducted through any other direct or indirect Subsidiary or Affiliate of ASBI other than the ASBI Subsidiaries disclosed on Schedule 3.04 hereto.
             -------------

     SECTION 3.02  Execution and Delivery.  ASBI has taken all corporate action
                   ----------------------
necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by ASBI and each constitutes the legal, valid and binding obligation of ASBI, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 3.03  ASBI Capitalization.  The authorized capital stock of ASBI
                   -------------------
consists of (i) 1,000,000 shares of ASBI Voting Common Stock, (ii) 100,000,000 shares of ASBI Non-Voting Common Stock, and (iii) 5,000,000 shares of preferred stock, par value $1.00 per share ("ASBI Preferred Stock"), of which 3,500,000 is designated as Series A Preferred Stock. As of the date hereof, 272,064 shares of ASBI Voting Common Stock are issued and outstanding and 26,934,336 shares of ASBI Non-Voting Common Stock are issued and outstanding. All of such issued shares are validly issued, fully paid and nonassessable. As of the date hereof, no shares of ASBI Preferred Stock are issued or outstanding. Except as disclosed on Schedule 3.03, there are no (A) other outstanding equity securities
             -------------
of any kind or character, or (B) outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments of any kind issued or granted by, or binding upon, ASBI to purchase or otherwise acquire any security of or equity interest in ASBI, obligating ASBI to issue any shares of, restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the issued and outstanding shares of ASBI Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person. Such shares of ASBI Common Stock have been issued in compliance with the securities laws of the United States and other jurisdictions having applicable securities laws. There are no restrictions applicable to the payment of dividends on the shares of ASBI Common Stock except pursuant to applicable laws and regulations, and all dividends declared prior to the date of this Agreement have been paid.

     SECTION 3.04  ASBI Subsidiaries.  ASBI has disclosed in Schedule 3.04 all
                   -----------------                         -------------
of the ASBI Subsidiaries as of the date of this Agreement. Except as disclosed on Schedule 3.04, no ASBI Company owns any equity interest in any other
   -------------
corporation, partnership, limited liability company, or other entity of any kind or nature and ASBI or one of the ASBI Subsidiaries owns all of the issued and outstanding shares of capital stock of each ASBI Subsidiary. No equity securities of any ASBI Subsidiary are or may become required to be issued (other than to another ASBI Company) by reason of any outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments, and there are no contracts or agreement by which any ASBI Subsidiary is bound to issue (other than to another ASBI Company) additional shares of its capital stock or outstanding subscriptions, options, convertible securities, rights, warrants, calls or other agreements or commitments or by which any ASBI Company is or may be bound to transfer any shares of the capital stock of any ASBI Subsidiary (other than to another ASBI Company). There are no contracts or agreements relating to the rights of any ASBI Company to vote or to dispose of any shares of the capital stock of any ASBI Subsidiary. All of the shares of capital stock of each ASBI Subsidiary held by an ASBI Company are duly authorized, validly issued, and fully paid and, except as provided in statutes pursuant to which depository institution Subsidiaries are organized, nonassessable under the applicable corporation law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the ASBI Company free and clear of any lien or encumbrance. Each ASBI Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its assets and to carry on its business as now conducted. Each ASBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on ASBI. Each ASBI Subsidiary that is a depository institution is an "insured depository institution" as defined in the FDIA and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund.

     SECTION 3.05  Compliance with Laws, Permits and Instruments.  Except as
                   ---------------------------------------------
disclosed on Schedule 3.05, each of the ASBI Companies has in all material
             -------------
respects performed and abided by all obligations required to be performed by it to the date hereof, and has complied with, and is in compliance with, and is not in default (or with the giving of notice or the passage of time will be in default) under, or in violation of, (i) any provision of the Articles, Charters, Certificates or Bylaws of the ASBI Companies, (ii) any material provision of any contract, agreement or instrument applicable to the ASBI Companies or their respective assets, operations, properties or businesses now conducted or heretofore conducted or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, award, statute, federal, state or local law, ordinance, rule or regulation of any court, arbitrator or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality applicable to any of the ASBI Companies or their respective assets, operations, properties or businesses now conducted or heretofore conducted.

     Except as set forth on Schedule 3.05, the execution, delivery and (provided
                            -------------
the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (i) any provision of the Articles, Charter, Certificate or Bylaws of the ASBI Companies, (ii) any material contract or agreement applicable to the ASBI Companies or their respective assets, operations, properties or businesses or (iii) any material permit, concession, grant, franchise, license, authorization, judgment, writ, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the ASBI Companies or their respective assets, operations, properties or businesses.

     SECTION 3.06  ASBI Financial Statements.  ASBI has furnished to SWS true
                   -------------------------
and complete copies of the audited consolidated balance sheets for the fiscal year-ended as of September 30, 1996, 1997 and 1998, and the related audited consolidated statements of income, shareholders' equity and cash flows for the fiscal years ended September 30, 1996, 1997 and 1998 and unaudited consolidated balance sheets of ASBI as of March 31, 1999, and the related unaudited consolidated statements of income and cash flows for the six-month period ended March 31, 1999 (such consolidated balance sheets and the related statements of income, shareholders' equity and cash flows are collectively referred to herein as the "ASBI Financial Statements"). Except as described in the notes to the ASBI Financial Statements, the ASBI Financial Statements fairly present, in all material respects, the financial position of ASBI as of the respective dates thereof and the results of operations and changes in financial position of ASBI for the periods then ended, in conformity with generally accepted accounting principles ("GAAP"), applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and the fact that they do not contain all of the footnote disclosures required by GAAP), except as otherwise noted therein, and the accounting records underlying the ASBI Financial Statements accurately and fairly reflect in all material respects the transactions of ASBI. The ASBI Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein or as set forth on Schedule 3.06.
                                               -------------

     SECTION 3.07  The Bank.
                   --------

          A. The Bank is a federal savings bank, validly existing and in good standing under the laws of the United States, and duly organized and in good standing under all laws, rules, and regulations of the United States. The Bank has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. True and complete copies of the Charter and Bylaws of the Bank, as amended to date, have been delivered to SWS. The Bank is an insured savings and loan association as defined in the FDIA . The nature of the business of the Bank does not require it to be qualified to do business in any jurisdiction other than the State of Texas. Except as set forth on Schedule 3.07, the Bank has no equity interest, direct or
              -------------
     indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, and the business carried on by the Bank has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Bank.

          B. The entire authorized capital stock of the Bank consists solely of 300,000 shares of common stock of the Bank, par value $8.00 per share (the "Bank Stock"), all of which are issued and outstanding. All of the issued and outstanding shares of the Bank Stock have been duly authorized, validly issued and are fully paid and nonassessable, and have not and will not have been issued in violation of the preemptive rights of any person. The securities of the Bank have been issued in compliance with the securities laws of the United States and applicable state securities laws. ASBI Delaware is, and as of the Closing Date will be, the lawful record and beneficial owner of all of the outstanding securities of the Bank, free and clear of any liens, claims, encumbrances, security interests or restrictions of any kind. There are no outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which the ASBI Companies are or may become obligated to issue, assign or transfer any securities of the Bank. There are no restrictions applicable to the payment of dividends on the shares of the Bank Stock except pursuant to applicable laws and regulations.

          C. ASBI has furnished SWS with a true and complete copy of the Thrift Financial Reports as of March 31, 1999 and June 30, 1999 (the "TFRs"), for the Bank. The TFRs fairly presents, in all material respects, the financial position of the Bank and the results of its operations at the date and for the period indicated in conformity with the instructions for the preparation of TFRs as promulgated by applicable regulatory authorities. The TFRs do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein. The Bank has calculated its allowance for loan losses in accordance with GAAP and, to the extent applicable, regulatory accounting principles ("RAP") as applied to savings and loan institutions and in accordance with all applicable rules and regulations. To the best knowledge of ASBI, the allowance for loan losses account for the Bank is, and as of the Closing Date should be, adequate in all material respects to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

     SECTION 3.08  Litigation.  Except as set forth on Schedule 3.08, there are
                   ----------                          -------------
no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened against or affecting the ASBI Companies at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve the ASBI Companies or any of their properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or have a Material Adverse Effect on the transactions contemplated by this Agreement or the Merger Agreement, and none of the ASBI Companies knows or has any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of ASBI, threatened against the ASBI Companies that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by the ASBI Companies pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 3.09  Consents and Approvals.  ASBI's board of directors (at a
                   ----------------------
meeting duly called and held) has resolved to recommend to the shareholders of ASBI approval and adoption of the Merger and the Merger Agreement. Except as disclosed in Schedule 3.09, no approval, consent, order or authorization of, or
             -------------
registration, declaration or filing with, any governmental authority or other third party is required on the part of the ASBI Companies in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by the ASBI Companies of the transactions contemplated hereby or thereby.

     SECTION 3.10  Undisclosed Liabilities.  Except as disclosed on Schedule
                   -----------------------                          --------
3.10, none of the ASBI Companies have any material liability or obligation,
----
accrued, absolute, contingent or otherwise and whether due or to become due (including, without limitation, unfunded obligations under any ASBI Employee Plans (as defined in Section 3.32 of this Agreement) or liabilities for federal, state or local taxes or assessments or liabilities under any tax sharing agreements that are not reflected in or disclosed in the Financial Statements or the TFRs, except those liabilities and expenses incurred in the ordinary course of business and consistent with prudent business practices since the date of ASBI Financial Statements or the TFRs, respectively.

     SECTION 3.11  Title to Assets.  True and complete copies of all existing
                   ---------------
deeds, leases and title insurance policies for all real property owned or leased by the ASBI Companies, including all other real estate, and all mortgages, deeds of trust, security agreements and other documents describing encumbrances to which such property is subject have been made available to SWS. Each of the ASBI Companies has good and indefeasible title to all of its assets and properties used or useful in connection with the businesses of the ASBI Companies including, without limitation, all personal and intangible properties reflected in the Financial Statements or the TFRs or acquired subsequent thereto, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except (A) as described in Schedule 3.11, (B) as noted in
                                               -------------
the Financial Statements or the TFRs or as set forth in the documents delivered to SWS pursuant to this Section 3.11, (C) statutory liens not yet delinquent,
(D) consensual landlord liens, (E) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (F) pledges of assets in the ordinary course of business to secure public funds deposits, and (G) those assets and properties disposed of for fair value in the ordinary course of business since the dates of the ASBI Financial Statements or the TFRs.

     SECTION 3.12  Absence of Certain Changes or Events.  Except as disclosed on
                   ------------------------------------
Schedule 3.12 or as permitted in writing by SWS, since March 31, 1999, each of
-------------
the ASBI Companies has conducted its business only in the ordinary course and has not, other than in the ordinary course of business and consistent with past practices and safe and sound banking practices:

          A. Incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except deposits taken and federal funds purchased and current liabilities for trade or business obligations, none of which, individually or in the aggregate, result in a Material Adverse Change;

          B. Discharged or satisfied any lien, charge or encumbrance or paid any obligation or liability, whether absolute or contingent, due or to become due;

          C. Declared or made any payment of dividends or other distribution to its shareholders, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

          D. Issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereof;

          E. Acquired any capital stock or other equity securities or acquired any ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          F. Mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except (i) as described in
     Schedule 3.11, (ii) statutory liens not yet delinquent, (iii) consensual
     -------------
     landlord liens, (iv) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purpose for which they are held, (v) pledges of assets to secure public funds deposits, and (vi) those assets and properties disposed of for fair value since the dates of the ASBI Financial Statements or the TFRs;

          G. Sold, transferred, leased to others or otherwise disposed of any of their assets or canceled or compromised any debt or claim, or waived or released any right or claim, which individually or in the aggregate would constitute a Material Adverse Change;

          H. Terminated, canceled or surrendered, or received any notice of or threat of termination or cancellation of any contract, lease or other agreement or suffered any damage, destruction or loss which, individually or in the aggregate, would constitute a Material Adverse Change;

          I. Disposed of, permitted to lapse, transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license or Proprietary Right (as defined in Section 3.17) or modified any existing rights with respect thereto;

          J. Made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to or for the benefit of any of their shareholders, directors, officers, employees or agents, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended in any material respect or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by the ASBI Companies for the benefit of their directors, employees or former employees;

          K. Except for improvements or betterments relating to Properties (as defined in Section 11.10) and the completion of the Bank's new branch facility located at Matlock Road and Stephens Street in Arlington, Texas consistent with the plans and specifications disclosed to SWS, made any capital expenditures or capital additions or betterments in excess of an aggregate of $25,000;

          L. Instituted, had instituted against them, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to their property other than routine collection suits instituted by them to collect amounts owed or suits in which the amount in controversy is less than $25,000;

          M. Suffered any change, event or condition that, in any case or in the aggregate, has caused or may result in a Material Adverse Change, or any Material Adverse Change in earnings or costs or relations with their employees (provided, however, that the Bank shall continue to have the right to terminate employees in accordance with their existing policies and procedures), agents, depositors, loan customers, correspondent banks or suppliers;

          N. Except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment;

          O. Entered into or given any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any person, firm or corporation;

          P. Sold, or knowingly disposed of, or otherwise divested of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          Q. Made any, or acquiesced with any, change in any accounting methods, principles or material practices except as required by GAAP or RAP;

          R. Except for transactions made through SWS in the ordinary course of business, sold (provided, however, that payment at maturity is not deemed a sale) or purchased any Investment Securities (as defined in
     Section 11.10);

          S. Made, renewed, extended the maturity of, or altered any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $500,000; or

          T. Entered into any agreement or made any commitment whether in writing or otherwise to take any of the types of action described in subsections A through S above.

     SECTION 3.13  Leases, Contracts and Agreements.  Schedule 3.13 sets forth
                   --------------------------------   -------------
an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the ASBI Companies are parties or by which the ASBI Companies are bound that obligate or may obligate the ASBI Companies in the aggregate for an amount in excess of $25,000 over the entire term of any such agreement or related contracts of a similar nature which in the aggregate obligate or may obligate the ASBI Companies for an amount in excess of $25,000 over the entire term of such related contracts (the "ASBI Contracts"). ASBI has delivered true and correct copies of all ASBI Contracts to SWS. For the purposes of this Agreement, the ASBI Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of or deposits by the Bank, but does include unfunded loan commitments and letters of credit issued by the Bank where the borrowers' total direct and indirect indebtedness to the Bank is in excess of $50,000. Except as set forth in Schedule 3.13, no participations or loans have been sold
                       -------------
that have buy back, recourse or guaranty provisions that create contingent or direct liabilities of the ASBI Companies. To the knowledge of the ASBI Companies, all of the ASBI Contracts are legal, valid and binding obligations of the parties to the ASBI Contracts enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in
Schedule 3.13, all rent and other payments by the ASBI Companies under the ASBI
-------------
Contracts are current, there are no existing defaults by the ASBI Companies under the ASBI Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. Each of the ASBI Companies, respectively, has good and indefeasible leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

     SECTION 3.14  Taxes.
                   -----

          A. Each of the ASBI Companies has duly and timely filed with the appropriate federal, state and local governmental agencies all tax returns and reports required to be filed, including, without limitation, income, excise, property, sales, use, franchise, value added, unemployment, employees' income withholding and social security taxes, imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, and has paid, or has established adequate reserves for the payment of, all taxes and assessments that are or are claimed to be due, payable or owed by the ASBI Companies, or for which the ASBI Companies may have liability, whether as a result of their own activities or by virtue of their affiliation with other entities and all interest and penalties thereon, whether disputed or not. All such tax returns and reports are accurately prepared and all deposits required by law to be made by the ASBI Companies with respect to employees' withholding taxes have been duly made. No ASBI Company is or has been delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. Within the last four (4) years, no ASBI Company's federal income tax return has been audited or examined and no such audit is currently pending or threatened. Except as disclosed in Schedule 3.14, no ASBI
                                                    -------------
     Company has been granted any extension of time with respect to any ASBI Company or the date on which any tax return was or is due to be filed by or with respect to any ASBI Company or any waiver or agreement by any ASBI Company for the extension of time for the assessment or collection of any tax. No ASBI Company has committed any violation of any applicable federal, state, local or foreign tax laws.

          B. No claim has ever been made by an authority in a jurisdiction where the ASBI Companies do not file tax returns that an ASBI Company is or may be subject to taxation by that jurisdiction. There are no liens for taxes due and payable on, or any liens that have been improperly or erroneously filed against, the assets of the ASBI Companies. ASBI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code.

          C. The amounts set up as provisions for current or deferred taxes on the ASBI Financial Statements and the TFRs are sufficient for the payment of all unpaid federal, state, county, local, foreign or other taxes (including any interest or penalties) of or on behalf of the ASBI Companies applicable to the periods covered by each entity's financial statements, and all years and periods prior thereto.

          D. No ASBI Company, nor any director or officer (or employee responsible for tax matters) of any ASBI Company expects any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any tax liability of any ASBI Company either (i) claimed or raised by any authority in writing or
     (ii) as to which ASBI and the directors and officers (and employees responsible for tax matters) of ASBI has knowledge based upon personal contact with any agent of such authority. ASBI has delivered to SWS correct and complete copies of all federal income tax returns filed with the Internal Revenue Service ("IRS"), examination reports, and statements of deficiencies assessed against or agreed to by any ASBI Company since December 31, 1995.

          E. No ASBI Company has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          F. ASBI has been a validly electing Subchapter S corporation within the meaning of Sections 1361 and 1362 of the Code at all times after December 31, 1996 and will be a validly electing Subchapter S corporation up to and including the Closing Date.

          G. Each ASBI Subsidiary has been a validly electing Qualified Subchapter S Subsidiary ("QSSS") within the meaning of Section 1361(b)(3) of the Code at all times after December 31, 1997, and each will be a validly electing QSSS up to and including the Closing Date. Except as disclosed in Schedule 3.14, the ASBI Subsidiaries have never agreed to
                  -------------
     make, nor is any ASBI Subsidiary required to make, any adjustment under
     Section 481(a) of the Code by reason of a change in method of accounting or otherwise.

     SECTION 3.15  Insurance.  Schedule 3.15 contains an accurate and complete
                   ---------   -------------
list and brief description of all policies of insurance, including fidelity and bond insurance, of the ASBI Companies. Except as set forth on Schedule 3.15,
                                                               -------------
all such policies (A) are sufficient for compliance by the ASBI Companies with all requirements of law and all agreements to which the ASBI Companies are a party, (B) are valid, outstanding and enforceable except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership, or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or equity), (C) will not in any significant respect be affected by, and will not terminate or lapse by reason of, the transactions contemplated by this Agreement, and (D) are presently in full force and effect, no notice has been received of the cancellation, or threatened or proposed cancellation, of any such policy and there are no unpaid premiums due thereon. To the best of their knowledge, no ASBI Company is in default with respect to the provisions of any such policy and has not failed to give any
notice or present any claim thereunder in a due and timely fashion.   Each
material property of the ASBI Companies is insured for the benefit of the ASBI Companies in amounts deemed adequate by ASBI's management against risks customarily insured against. Except as set forth on Schedule 3.15, there have
                                                     -------------
been no claims under any fidelity bonds of the ASBI Companies within the last three (3) years, and ASBI is not aware of any facts that would form the basis of a claim under such bonds.

     SECTION 3.16  No Adverse Change.  Except as disclosed in the
                   -----------------
representations and warranties made in this Article III, there has not been any Material Adverse Change since March 31, 1999, nor has any event or condition occurred that has resulted in, or has a reasonable possibility of resulting in the future, in a Material Adverse Change.

     SECTION 3.17  Proprietary Rights.  Except as set forth on Schedule 3.17, no
                   ------------------                          -------------
ASBI Company owns or requires the use of any patent, patent application, patent right, invention, process, trademark (whether registered or unregistered), trademark application, trademark right, trade name, service name, service mark, copyright or any trade secret ("Proprietary Rights") for the business or operations of the ASBI Companies. To the best knowledge of ASBI, no ASBI Company is infringing upon or otherwise acting adversely to, and have not in the past three
(3) years infringed upon or otherwise acted adversely to, any Proprietary Right owned by any other person or persons. There is no claim or action by any such person pending, or to the knowledge of ASBI threatened, with respect thereto.

     SECTION 3.18  Transactions with Certain Persons and Entities.  Except as
                   ----------------------------------------------
disclosed in Schedule 3.18, no ASBI Company owes any amount to (excluding
             -------------
deposit liabilities), or has any loan, contract, lease, commitment or other obligation from or to any of the present or former directors or officers (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business) of the ASBI Companies, and none of such persons owes any amount to the ASBI Companies. Except as set forth on Schedule 3.18, there are no agreements, instruments, commitments,
         -------------
extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among any ASBI Company, whether on their own behalf or in their capacity as trustee or custodian for the funds of any ASBI Employee Plan (as defined in the Section 3.32 of this Agreement) and any of their Affiliates.

     SECTION 3.19  Evidences of Indebtedness.  All evidences of indebtedness and
                   -------------------------
leases that are reflected as assets of the ASBI Companies are legal, valid and binding obligations of the respective obligors thereof, enforceable in accordance with their respective terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and the availability of injunctive relief, specific performance and other equitable remedies) and are not subject to any known or threatened defenses, offsets or counterclaims that may be asserted against, the ASBI Companies or the present holder thereof, except as disclosed in Schedule
                                                                     --------
3.19; provided, however, that the foregoing sentence shall not be deemed to be a
----
representation or warranty of collectibility of any of the assets. The credit files of the Bank contain all material information (excluding general, local or national industry, economic or similar conditions) known to the ASBI Companies that is reasonably required to evaluate in accordance with generally prevailing practices in the banking industry the collectibility of the loan portfolio of the Bank (including loans that will be outstanding if any of them advances funds they are obligated to advance). ASBI has disclosed all of the substandard, doubtful, loss, nonperforming or problem loans on the internal watch list of the Bank, a copy of which as of March 31, 1999, has been provided to SWS.

     SECTION 3.20  Employee Relationships.  Each of the ASBI Companies has
                   ----------------------
complied with all applicable material laws relating to its relationships with its employees, and ASBI believes that the relationships between the ASBI Companies and their respective employees are good. To the best knowledge of ASBI, no key executive officer or manager of any of the operations operated by the ASBI Companies or any group of employees of the ASBI Companies has or have any present plans to terminate their employment with the ASBI Companies.

     SECTION 3.21  Condition of Assets.  Except as set forth on Schedule 3.21,
                   -------------------                          -------------
all furniture, fixtures and equipment used by the ASBI Companies are in good operating condition, ordinary wear and tear excepted, and conform with all material ordinances, regulations, zoning and other laws, whether federal, state or local. No ASBI Company's premises or equipment are in need of maintenance or repairs other than ordinary routine maintenance and repairs that are not material in nature or cost.

     SECTION 3.22  Environmental Compliance.  Except as disclosed on Schedule
                   ------------------------                          --------
3.22:
----

          A. The ASBI Companies and all of their respective Properties and the ASBI Companies' operations are in material compliance with all Environmental Laws (as defined in Section 11.10). The ASBI Companies are not aware of, nor has any ASBI Company received notice of, any past, present, or future conditions, events, activities, practices or incidents that may interfere with or prevent the compliance of the ASBI Companies with all Environmental Laws.

          B. The ASBI Companies have obtained all material permits, licenses and authorizations that are required under all Environmental Laws.

          C. No Hazardous Materials (as defined in Section 11.10) exist on, about or within any of the Properties, nor have any Hazardous Materials previously existed on, about or within or been used, generated, stored, transported, disposed of, on or released from any of the Properties. The use that the ASBI Companies make and intend to make of the Properties will not result in the use, generation, storage, transportation, accumulation, disposal or release of any Hazardous Material on, in or from any of the Properties.

          D.   Except as disclosed on Schedule 3.22, there is no action, suit,
                                      -------------
     proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending or, to the knowledge of ASBI, threatened against the ASBI Companies relating in any way to any Environmental Law. No ASBI Company has any liability for remedial action under any Environmental Law. No ASBI Company has received any request for information by any governmental authority with respect to the condition, use or operation of any of the Properties nor has any ASBI Company received any notice of any kind from any governmental authority or other person with respect to any violation of or claimed or potential liability of any kind under any Environmental Law (including, without limitation, any letter, notice or inquiry from any person or governmental entity informing the ASBI Companies that they are or may be liable in any way under CERCLA (as defined in Section 11.10) or requesting information to enable such a determination to be made).

     SECTION 3.23  Regulatory Compliance.  Except as set forth on Schedule 3.23,
                   ---------------------                          -------------
all reports, records, registrations, statements, notices and other documents or information required to be filed by the ASBI Companies with any federal or state regulatory authority, including, without limitation, the OTS, the FDIC and the IRS have been duly and timely filed and all information and data contained in such reports, records or other documents are substantially true, accurate, correct and complete. Except as set forth on Schedule 3.23, no ASBI Company is
                                              -------------
now or has been within the last four (4) years subject to any commitment letter, memorandum of understanding, cease and desist order, written agreement or other formal or informal administrative action with any such regulatory bodies. ASBI does not believe any such regulatory bodies have any present intent to place the ASBI Companies under any such administrative action. Except as set forth on
Schedule 3.23, there are no actions or proceedings pending or threatened against
-------------
any ASBI Company by or before any such
regulatory bodies or any other nation, state or subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     SECTION 3.24  Absence of Certain Business Practices.  To the best knowledge
                   -------------------------------------
of ASBI, none of the ASBI Companies, nor any officer, employee or agent of the ASBI Companies, nor any other person acting on their behalf, has, directly or indirectly, within the past five (5) years, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the ASBI Companies (or assist the ASBI Companies in connection with any actual or proposed transaction) that (A) might subject the ASBI Companies to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have resulted in a Material Adverse Change or (C) if not continued in the future might result in a Material Adverse Change or might subject the ASBI Companies to suit or penalty in any private or governmental litigation or proceeding.

     SECTION 3.25  Information for Proxy Statements.  None of the information
                   --------------------------------
supplied or to be supplied by the ASBI Companies, or any of their directors, officers, employees or agents for inclusion in the SWS Proxy Statement or the ASBI Proxy Statement/PPM, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the SWS Shareholders' Meeting or the ASBI Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SWS Shareholders' Meeting or the ASBI Shareholders' Meeting. All documents that the ASBI Companies are responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     SECTION 3.26  Dissenting Shareholders.  ASBI has no knowledge of any plan
                   -----------------------
or intention on the part of any ASBI shareholders to make written demand for payment of the fair value of their shares of the ASBI Common Stock in the manner provided by applicable law.

     SECTION 3.27  Books and Records.  The minute books, stock certificate books
                   -----------------
and stock transfer ledgers of the ASBI Companies (A) have been kept accurately in the ordinary course of business, (B) are complete and correct in all material respects, (C) the transactions entered therein represent bona fide transactions, and (D) there have been no transactions involving the business of the ASBI Companies that properly should have been set forth therein and that have not been accurately so set forth.

     SECTION 3.28  Forms of Instruments, Etc.  ASBI has made, and will make,
                   -------------------------
available to SWS copies of all standard forms of notes, mortgages, deeds of trust and other routine documents of a like nature used on a regular and recurring basis by the ASBI Companies in the ordinary course of their business.

     SECTION 3.29  Fiduciary Responsibilities.  The ASBI Companies have
                   --------------------------
performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner that complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards, where the failure to so perform would result in a Material Adverse Change or have a Material Adverse Effect on transactions contemplated by this Agreement, and no ASBI Company has any reason to be aware of any basis for the same.

     SECTION 3.30  Guaranties.  Except for items in the process of collection in
                   ----------
the ordinary course of the Bank's business, none of the obligations or liabilities of the ASBI Companies are guaranteed by any other person, firm or corporation, nor, except in the ordinary course of business, according to prudent business practices and in compliance with applicable law, have the ASBI Companies guaranteed the obligations or liabilities of any other person, firm or corporation.

     SECTION 3.31  Voting Trust or Buy-Sell Agreements.  Except as set forth on
                   ------------------------------------
Schedule 3.31, ASBI is not aware of any agreement between any of its
-------------
shareholders relating to a right of first refusal with respect to the purchase or sale by any such shareholder of capital stock of ASBI or any voting agreement or voting trust with respect to shares of capital stock of ASBI. All of such agreements will be terminated or canceled at or prior to the Effective Time.

     SECTION 3.32  Employee Benefit Plans.
                   ----------------------

          A.   Set forth on Schedule 3.32 is a complete and correct list of all
                            -------------
     "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive, compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (a) is currently or has been at any time within the last sixty months, maintained or contributed to by the ASBI Companies, or with respect to which any ASBI Company has any liability, and
     (b) provides benefits, or describes policies or procedures applicable to any officer, employee, service provider, former officer or former employee of the ASBI Company, or the dependents of any thereof, regardless of whether funded (the "ASBI Employee Plans").

          B. No ASBI Employee Plan is a defined benefit plan within the meaning of Section 3(35) of ERISA. ASBI has delivered or made available to SWS true, accurate and complete copies of the documents comprising each ASBI Employee Plan and any related trust agreements, annuity contracts or any other funding instruments ("Funding Arrangements"), any contracts with independent contractors (without limitation, actuaries, investment managers, etc.) that relate to any ASBI Employee Plan, the Form 5500 filed in each of the most recent plan years with respect to each ASBI Employee Plan, and related schedules and opinions, and such other documents, records or other materials related thereto reasonably requested by SWS. There have been no prohibited transactions (described under Section 406 of ERISA or Section 4975(c) of the Code) breaches of fiduciary duty or any other breaches or violations of any law applicable to the ASBI Employee Plans and related

     Funding Arrangements that would subject SWS or the ASBI Companies to any liabilities in excess of $25,000 in the aggregate. Each ASBI Employee Plan intended to be qualified under Code Section 401(a) has a current favorable determination letter and has been operated in compliance with applicable law, and in accordance with its terms, and all reports and filings required by any government agency with respect to each ASBI Employee Plan have been timely and completely filed. There are no pending claims, lawsuits or actions relating to any ASBI Employee Plan (other than ordinary course claims for benefits) and, to the best knowledge of ASBI, none are threatened. No written or oral representations have been made to any employee or former employee of the ASBI Companies promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year, or beyond termination of employment, (except to the extent of coverage required under Code Section 4980B). Compliance with FAS 106 will not create any material change to the ASBI Financial Statements. Except as required in connection with qualified plan amendments required by tax law changes, the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, former employee or former officer of the ASBI Companies and there are no contracts or arrangements providing for payments that will be subject to excise tax under Code Section 4999.

           C. With respect to each "employee benefit plan" (as defined in ERISA) maintained or contributed to or required to be contributed to, currently or in the past, by any trade or business with which any ASBI Company is required by any of the rules contained in the Code or ERISA to be treated as a single employer (the "Controlled Group Plans"):

     (i) All Controlled Group Plans which are "group health plans" (as defined in the Code and ERISA) have been operated to the Closing such that failures to operate such group health plans in full compliance with
           Part 6 of Subtitle B of Title 1 of ERISA and Section 4980B of the Code would not subject the ASBI Companies to liability in excess of $25,000 in the aggregate; and

     (ii) There is no Controlled Group Plan that is a defined benefit plan (as defined in Section 3(35) of ERISA), nor has there been in the last five (5) calendar years.)

     (iii) There is no Controlled Group Plan that is a "multiple employer plan" or "multiemployer plan" (as either such term is defined in ERISA), nor has there been since 1974.

           D. Each ASBI Company is completely insured for all health insurance claims. No event has occurred or circumstances exist that could result in a material increase in premium costs of ASBI Employee Plans that are insured or a material increase in self-insured costs.

     SECTION 3.33  Year 2000.
                   ---------

           A. ASBI has disclosed to SWS a complete and accurate copy of ASBI's plan (the "Year 2000 Plan"), including an estimate of the anticipated associated costs, for implementing modifications to the ASBI Companies' hardware, software, and computer systems, chips, and microprocessors, to ensure proper execution and accurate processing of all date-related data, whether from years in the same century or in different centuries. ASBI represents and warrants to SWS that all ASBI Companies are "Year 2000 Compliant." The term "Year 2000 Compliant" means that all programs, systems, services, or other technology will: (i) accept and process date and time data accurately and without interruption (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000, using the correct century and year, and accurately calculating leap year dates; (ii) when used in combination with other information technology, process date and time data accurately and without interruption if the other information technology properly exchanges date and time data with it; (iii) respond to two-digit-year date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

           B. In accordance with those certain guidances and statements issued by the Federal Financial Institutions Examination Council ("FFIEC") in connection with the century date change that will take place on January 1, 2000, dated as of June 1996, May 5, 1997, December 17, 1997, March 17, 1998, April 10, 1998, May 13, 1998, August 31, 1998, September 2, 1998,
     October 15, 1998, December 11, 1998, February 17, 1999, and May 6, 1999
     (together with any subsequent FFIEC issuances on the Year 2000, the "Interagency Statements"), ASBI has:

     (i) Inventoried and assessed the technologies it uses, particularly its computer hardware and software, to identify potential problems areas related to the Year 2000;

     (ii) Developed and implemented a Year 2000 Plan, including comprehensive testing plans, to prepare its information technology to: (a) process date/time data accurately and without interruption (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the years 1999 and 2000, and leap year calculations; (b) when used in combination with other information technology, process date/time data accurately and without interruption if the other information technology properly exchanges date/time data with it; (c) respond to two-digit year-date input in a way that resolves the ambiguity as to century in a disclosed, defined, and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century; and

     (iii) Developed contingency plans to ensure continuity of business in the event of: (a) failure to complete any tasks required by the Year 2000 Plan, such as remediation or validation; or (b) any externally caused business interruption related to the century date change.

           C.  ASBI is in compliance with the Interagency Statements.

          D. If the Bank has been examined by the OTS for Year 2000 readiness, it has not received a rating that would cause delay or denial of any regulatory approval of this Agreement.

          E. ASBI's estimate of the costs (on a consolidated basis) to complete its Year 2000 compliance efforts is $10,000.

          F. Between the date of this Agreement and the Effective Time, ASBI shall endeavor to continue its efforts to implement such Year 2000 Plan.

     SECTION 3.34  Accounting, Tax, and Regulatory Matters.  No ASBI Company or
                   ---------------------------------------
any Affiliate thereof has taken or agreed to take any action, and ASBI has no knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any of the consents and approvals referred to on Schedules 3.09 and
                                                            ------------------
4.07 of this Agreement.
----

     SECTION 3.35  Nonaccredited Investors.    To the best knowledge of ASBI, no
                   -----------------------
more than thirty-five (35) of the ASBI shareholders will not qualify as "Accredited Investors" as such term is defined in Rule 501(a) of Regulation D of the 1933 Act.

     SECTION 3.36  Information Systems.  Each of the ASBI Companies has the
                   -------------------
ability to provide all computer, telecommunications, software and other equipment and technology or resources (collectively, "Systems") necessary to conduct its current and planned business, and the Systems possess the necessary capacity, functionality, and compatibility for such purposes. Qualified maintenance personnel, employed by or on contract with ASBI, are available to keep the Systems in good working order. The Systems and the Bank's transactional web site incorporate security measures that are at least as good as those that are standard in the banking industry, and the Bank's web site is reasonably available and accessible by Internet users. None of the ASBI Companies has received a rating lower than "satisfactory" in its most recent information systems examination by banking regulators.

     SECTION 3.37  Representations Not Misleading.  To the best knowledge of
                   ------------------------------
ASBI, all material facts relating to the business operations, properties, assets, liabilities (contingent or otherwise) and financial condition of the ASBI Companies have been disclosed to SWS in or in connection with this Agreement. No representation or warranty by ASBI contained in this Agreement, nor any statement, exhibit or schedule furnished to SWS by ASBI under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over ASBI or its properties of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that will have a Material Adverse Effect on the ASBI Companies or ASBI's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of ASBI, will in the future result in a Material Adverse Change, other than general economic conditions. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by ASBI.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF SWS

     SWS hereby makes the representations and warranties set forth in this
Article IV to ASBI.

     SECTION 4.01  Organization and Qualification.  SWS is a corporation, duly
                   ------------------------------
organized, validly existing and in good standing under all laws, rules, and regulations applicable to corporations located or organized in the State of Delaware. SWS is duly qualified to transact business as a foreign entity in each jurisdiction in which a failure to be so qualified could have a Material Adverse Effect. SWS has all requisite corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

     SECTION 4.02  Execution and Delivery.  SWS has taken all corporate action
                   ----------------------
necessary to authorize the execution, delivery and (provided the required regulatory and shareholder approvals are obtained) performance of this Agreement and the other agreements and documents contemplated hereby to which it is a party, including, but not limited to, the Merger Agreement. This Agreement has been, and the other agreements and documents contemplated hereby, including, but not limited to, the Merger Agreement, have been or at Closing will be, duly executed by SWS and each constitutes the valid and binding obligation of SWS, enforceable in accordance with its respective terms and conditions, except as enforceability may be limited by bankruptcy, conservatorship, insolvency, moratorium, reorganization, receivership or similar laws and judicial decisions affecting the rights of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     SECTION 4.03  Authorized and Outstanding Stock of SWS.  The authorized
                   ---------------------------------------
capital stock of SWS consists of (i) 20,000,000 shares of common stock, par value $0.10 per share (the "SWS Common Stock"), and (ii) 100,000 shares of preferred stock, par value $1.00 per share ("SWS Preferred Stock"). As of the date hereof, 11,813,780 shares of SWS Common Stock are issued and outstanding. All of such issued shares are validly issued, fully paid and nonassessable. As of the date hereof, none of the SWS Preferred Stock is issued or outstanding. Except as set forth on Schedule 4.03, SWS does not have outstanding, and is not
                       -------------
bound by, any subscriptions, options, warrants, calls, commitments or agreements to issue any additional shares of its capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and SWS is not obligated to issue any shares of its capital stock for any purpose. There are no unsatisfied preemptive rights in respect to the capital stock of SWS. SWS has no obligation to repurchase any of its securities, and there are no agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class.

     SECTION 4.04  Authorized and Outstanding Stock of Newco. The authorized
                   -----------------------------------------
capital stock of Newco will consist of 100,000 shares of common stock, par value $1.00 per share (the "Newco

Common Stock") and 1,000 shares of the Newco Common Stock will be issued and outstanding and held by SWS.

     SECTION 4.05  Compliance with Laws, Permits and Instruments.  The
                   ---------------------------------------------
execution, delivery and (provided the required regulatory approvals are obtained) performance of this Agreement and the other agreements contemplated hereby, including, but not limited to the Merger Agreement, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, or result, by itself or with the giving of notice or the passage of time, in any violation of or default or loss of a benefit under, (A) any provision of the Certificate of Incorporation or Bylaws of SWS, (B) any material provision of any mortgage, indenture, lease, contract, agreement or other instrument applicable to SWS or its assets, operations, properties or businesses now conducted or heretofore conducted or (C) any statute, law, ordinance, rule or regulation applicable to SWS.

     SECTION 4.06  Litigation.  Except as set forth on Schedule 4.06, there are
                   ----------                          -------------
no actions, claims, suits, investigations, reviews or other legal, quasi-judicial or administrative proceedings of any kind or nature now pending or threatened against or affecting any SWS Company at law or in equity, or by or before any federal, state or municipal court or other governmental or administrative department, commission, board, bureau, agency or instrumentality, domestic or foreign, that in any manner involve any SWS Company or any of their properties or capital stock that might reasonably be anticipated to result in a Material Adverse Change or have a material Adverse Effect on the transactions contemplated by this Agreement or the Merger Agreement, and SWS does not know or have any reason to be aware of any basis for the same. No legal action, suit or proceeding or judicial, administrative or governmental investigation is pending or, to the knowledge of SWS, threatened against any SWS Company that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by SWS or its Subsidiaries pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 4.07  Consents and Approvals.  SWS's board of directors (at a
                   ----------------------
meeting duly called and held) has resolved to recommend to the shareholders of SWS approval for the issuance of the SWS Common Stock and other transactions contemplated pursuant to this Agreement. Except for regulatory approvals as disclosed in Schedule 4.07, no approval, consent, order or authorization of, or
             -------------
registration, declaration or filing with, any governmental authority or other third party is required on the part of SWS in connection with the execution, delivery or performance of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement or the consummation by SWS of the transactions contemplated hereby or thereby.

     SECTION 4.08  SEC Filings; SWS Financial Statements.
                   -------------------------------------

          A. SWS has timely filed with the SEC all forms, reports and financial statements and documents required to be filed by it since December 31, 1995. SWS has made available to ASBI all forms, reports, financial statements (the "SWS Financial Statements") and documents required to be filed by SWS with the SEC since December 31, 1998 (collectively, the "SWS SEC Reports"). The SWS SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such SWS SEC Reports or necessary in order to make the statements in such SWS SEC Reports, in light of the circumstances under which they were made, not misleading. Except for SWS Subsidiaries that are registered as a broker, dealer, or investment advisor or filings required due to fiduciary holdings of the SWS Subsidiaries, none of SWS Subsidiaries is required to file any forms, reports, or other documents with the SEC.

          B. Each of the SWS Financial Statements (including, in each case, any related notes) contained in the SWS SEC Reports, including any SWS SEC Reports filed after the date of this Agreement until the Effective Time, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly presented or will fairly present the consolidated financial position of SWS and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     SECTION 4.09  Proxy Statement.  None of the information supplied or to be
                   ---------------
supplied by SWS or any of its directors, officers, employees or agents for inclusion in the ASBI Proxy Statement/PPM, or any amendment thereof or supplement thereto, will be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or at the time of the ASBI Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy or offering of SWS Common Stock for the ASBI Shareholders' Meeting. All documents that SWS is responsible for filing with any regulatory or governmental agency in connection with the Merger will comply in all material respects with the provisions of applicable law.

     SECTION 4.10  Representations Not Misleading.  No representation or
                   ------------------------------
warranty by SWS contained in this Agreement, or any statement, exhibit or schedule furnished to ASBI by SWS under and pursuant to, or in anticipation of this Agreement, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which it was or will be made, not misleading and such representations and warranties would continue to be true and correct following disclosure to any governmental authority having jurisdiction over SWS of the facts and circumstances upon which they were based. Except as disclosed herein, there is no matter that will have a Material Adverse Effect on the SWS Companies or SWS's ability to perform the transactions contemplated by this Agreement or the other agreements contemplated hereby, or to the knowledge of SWS, will in the future result in a Material Adverse Change, other than general economic conditions. No information material to the Merger, and that is necessary to make the representations and warranties herein contained not misleading, has been withheld by SWS.

                                  ARTICLE V.
                               COVENANTS OF ASBI

     ASBI hereby makes the covenants set forth in this Article V to SWS.

     SECTION 5.01  Best Efforts.  ASBI will use its best efforts to cause the
                   ------------
consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     SECTION 5.02  Merger Agreement.  ASBI will, as soon as practicable after
                   ----------------
the execution of this Agreement, duly authorize and enter into the Merger Agreement, the form of which is attached hereto as Exhibit A, and perform all of
                                                   ---------
its obligations thereunder.

     SECTION 5.03  Information for Regulatory Applications and Proxy Statements.
                   ------------------------------------------------------------
ASBI will, and will cause the ASBI Subsidiaries to, promptly furnish to SWS all information concerning the ASBI Companies, including, but not limited to, financial statements required for inclusion in (A) any proxy statement to be used by SWS in connection with the approval of the shareholders of SWS of the transactions contemplated hereby and (B) any application or statement to be made by SWS or filed by SWS with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and ASBI represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The ASBI Companies shall otherwise fully cooperate with SWS in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement.

     SECTION 5.04  Required Acts of the ASBI Companies.  Prior to the Closing,
                   ------------------------------------
each of the ASBI Companies shall, unless otherwise permitted in writing by SWS:

          A. Operate only in the ordinary course of business and consistent with normal banking practices;

          B. Except as required by normal business practices, use all reasonable efforts to preserve its business organization intact and to retain its present customers, depositors, suppliers, correspondent banks, officers, directors, employees and agents;

          C. Act in a manner intended to preserve or attempt to preserve its goodwill;

          D. Perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business except such obligations as ASBI may in good faith reasonably dispute;

          E. Except as required by normal business practices, maintain all offices, machinery, equipment, materials, supplies, inventories, vehicles and other properties owned, leased or used by it (whether under its control or the control of others), in good operating condition and repair, ordinary wear and tear excepted;

          F. Maintain in full force and effect all insurance policies now in effect or renewals thereof and, except as required by normal business practices that do not jeopardize insurance coverage, give all notices and present all claims under all insurance policies in due and timely fashion;

          G. Timely file all reports required to be filed with governmental authorities and observe and conform to all applicable laws, rules, regulations, ordinances, codes, orders, licenses and permits, except those being contested in good faith by appropriate proceedings;

          H. Timely file all tax returns required to be filed by it and promptly pay all taxes, assessments, governmental charges, duties, penalties, interest and fines that become due and payable, except those being contested in good faith by appropriate proceedings;

          I. Withhold from each payment made to each of its employees the amount of all taxes (including, but not limited to, federal income taxes, FICA taxes and state and local income and wage taxes) required to be withheld therefrom and pay the same to the proper tax receiving officers;

          J. Continue to follow and implement policies, procedures and practices regarding the identification, monitoring, classification and treatment of all assets in substantially the same manner as it has in the past; and

          K. Account for all transactions in accordance with GAAP (unless otherwise instructed by RAP, in which instance account for such transaction in accordance with RAP), and maintain the allowance for loan losses account for the Bank in an adequate amount to provide for all losses, net of recoveries relating to loans previously charged off, on all outstanding loans of the Bank.

     SECTION 5.05  Prohibited Acts of the ASBI Companies.  After the date of
                   -------------------------------------
this Agreement and prior to the Closing, ASBI shall not (and cause the ASBI Subsidiaries to not), without the prior written consent of SWS (which consent shall be deemed to have been given five (5) business days after actual receipt by SWS of notice given pursuant to Section 11.07 with respect to such act, unless SWS sooner objects to such act):

          A.  Introduce any new material method of management or operation;

          B. Other than actions required by this Agreement, take any action that could reasonably be anticipated to result in a Material Adverse Change;

          C. Take or fail to take any action that would reasonably cause or permit the representations and warranties made in Article III hereof to be inaccurate at the time of the Closing or preclude ASBI from making such representations and warranties at the time of the Closing;

          D. Mortgage, pledge or subject to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible except in the ordinary course of business and consistent with normal banking practices;

          E. Cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount and insurer) to that now in effect;

          F. Incur any obligation or liability, whether absolute or contingent, except in the ordinary course of business and consistent with normal banking practices;

          G. Discharge or satisfy any lien, charge or encumbrance or pay any obligation or liability, whether absolute or contingent, due or to become due, except in the ordinary course of business consistent with normal banking practices;

          H. Issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or other securities or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance thereto;

          I. Purchase or redeem any of its stock or options thereon or declare or pay any distribution on its outstanding capital stock, except for dividends by the Bank to and from ASBI and dividends paid in accordance and consistent with past practices of ASBI not to exceed 60% of ASBI's taxable income, on a consolidated basis, calculated in accordance with GAAP; provided, however, that ASBI shall not declare or pay any dividend without the prior written consent of KPMG, LLP, the accountants for SWS, confirming that such dividend payments, if any, will not prevent the transactions contemplated by this Agreement from qualifying for pooling-of-interests accounting treatment;

          J. Change its Articles, Charter, Certificate or Bylaws or its authorized capital stock;

          K. Sell, transfer, lease to others or otherwise dispose of any of its assets or cancel or compromise any debt or claim, or waive or release any right or claim, which, individually or in the aggregate, would constitute a Material Adverse Change, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

          L. Enter into any transaction other than in the ordinary course of business;

          M. Except in the ordinary course of the ASBI Companies' business and consistent with past practices, enter into or give any promise, assurance or guarantee of the payment, discharge or fulfillment of any undertaking or promise made by any other person, firm or corporation;

          N. Sell or knowingly dispose of, or otherwise divest itself of the ownership, possession, custody or control, of any corporate books or records of any nature that, in accordance with sound business practice, normally are retained for a period of time after their use, creation or receipt, except at the end of the normal retention period;

          O. Make any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or pay or agree or orally promise to pay, conditionally or otherwise, any bonus, extra compensation, extra pension or extra severance or extra vacation pay, to or for the benefit of any of its shareholders, directors, officers, employees or agents, or enter into any employment or consulting contract (other than as contemplated by this Agreement) or other agreement with any director, officer or employee or adopt, amend in any material respect or terminate any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan or agreement maintained by it for the benefit of its directors, employees or former employees, except in the ordinary course of business and consistent with past practices and safe and sound banking principles, and except normal periodic increases in the compensation payable to officers or salaried employees, consistent with past practices and made in the ordinary course of business;

          P. Engage in any transaction with any affiliated person or create any liability of the ASBI Companies owed to such persons other than in the form of loans, deposits, wages, salaries and reimbursement of expenses created in the ordinary course of business and consistent with past practices;

          Q. Acquire any capital stock or other equity securities or acquire any equity or ownership interest in any bank, corporation, partnership or other entity (except (i) through settlement of indebtedness, foreclosure, or the exercise of creditors' remedies or (ii) in a fiduciary capacity, the ownership of which does not expose it to any liability from the business, operations or liabilities of such person);

          R. Terminate, cancel or surrender any contract, lease or other agreement or suffer any damage, destruction or loss that, in any case or in the aggregate, would constitute a Material Adverse Change;

          S. Dispose of, permit to lapse, transfer or grant any rights under, or breach or infringe upon, any United States or foreign license or Proprietary Right or modify any existing rights with respect thereto, except in the ordinary course of business and consistent with past practices and safe and sound banking principles;

          T. Make any capital expenditures or capital additions or betterments in excess of an aggregate of $20,000, except for expenditures in connection with the construction of the new branch location of the Bank at Matlock Road and Stephens Street in Arlington, Texas consistent with the plans and specifications disclosed to SWS;

          U. Hire or employ any person with an annual salary equal to or greater than $50,000;

          V. Make any, or acquiesce with any, change in any accounting methods, principles or material practices;

          W. Except for transactions through SWS in the ordinary course of business, between the date of the Agreement and the Closing Date, sell any Investment Securities or purchase any Investment Securities in excess of an aggregate amount of $100,000 (other than U.S. Treasuries with a maturity of less than one year);

          X. Other than loans fully secured by certificates of deposit or liquid, readily marketable collateral, make or alter any of the material terms of any loan to any single borrower and his related interests in excess of the principal amount of $500,000, or renew or extend the maturity of any loan to any single borrower and his related interests in excess of the principal amount of $500,000; or

          Y. Make, or renew or extend the maturity of, or alter any of the material terms of any classified loan in excess of the principal amount of $100,000.

     SECTION 5.06  Access; Pre-Closing Investigation.  Subject to the
                   ----------------------------------
provisions of Article XI, ASBI shall afford the officers, directors, employees, attorneys, accountants, investment bankers and authorized representatives of SWS full access to the properties, books, contracts and records of the ASBI Companies, permit SWS to make such inspections (including without limitation with regard to such properties physical inspection of the surface and subsurface thereof and any structure thereon) as they may require and furnish to SWS during such period all such information concerning the ASBI Companies and their respective affairs as SWS may reasonably request, in order that SWS may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the ASBI Companies, including, without limitation, access sufficient to verify the value of the assets and the liabilities of the ASBI Companies and the satisfaction of the conditions precedent to SWS's obligations described in Article VIII of this Agreement; provided that such investigation shall be conducted in the manner least disruptive to the business and operations of the ASBI Companies. ASBI agrees at any time, and from time to time, to furnish to SWS as soon as practicable, any additional information that SWS may reasonably request.

     SECTION 5.07  Invitations to and Attendance at Directors' and Committee
                   ---------------------------------------------------------
Meetings.  ASBI shall give notice, and shall cause the ASBI Subsidiaries to
---------
give notice, to two (2) designees of SWS (which designees shall be reasonably acceptable to ASBI), and shall invite such persons to attend all regular and special meetings of the board of directors of the ASBI Companies and all regular and special meetings of any senior management committee (including but not limited to the executive committee and the loan and discount committee of the
Bank) of the ASBI Companies. If the Merger is finally disapproved by any appropriate regulatory authority or if this Agreement is terminated pursuant to its terms, SWS's designees will no longer be entitled to notice of and permission to attend such meetings.

     SECTION 5.08  Additional Financial Statements.  ASBI shall promptly
                   -------------------------------
furnish, when available, SWS with (A) unaudited statements of condition and income of ASBI as of June 30, 1999 and September 30, 1999, and (B) true and complete copies of additional TFRs prepared by the Bank.

     SECTION 5.09  Untrue Representations.  ASBI shall promptly notify SWS in
                   ----------------------
writing if ASBI becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to SWS or any representation or warranty made in or pursuant to this Agreement or that results in ASBI's failure to comply with any covenant, condition or agreement contained in this Agreement.

     SECTION 5.10  Litigation and Claims.  ASBI shall promptly notify SWS in
                   ---------------------
writing of any litigation, or of any claim, controversy or contingent liability that might be expected to become the subject of litigation, against any ASBI Company or affecting any of their properties, if such litigation or potential litigation might, in the event of an unfavorable outcome, result in a Material Adverse Change, and ASBI shall promptly notify SWS of any legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of ASBI, threatened against any ASBI Company that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by the ASBI Companies pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 5.11  Notice of Material Adverse Changes.  ASBI shall promptly
                   ----------------------------------
notify SWS in writing if any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) in the business, financial condition, operations or prospects of the ASBI Companies that has or may reasonably be expected to have or lead to a Material Adverse Change.

     SECTION 5.12  No Negotiation with Others.  ASBI shall not, directly or
                   --------------------------
indirectly, nor shall it permit the ASBI Subsidiaries or their officers, directors, employees, representatives or agents to, directly or indirectly (A) encourage, solicit or initiate discussions or negotiations with, or (B) except upon advice of counsel to the extent required to fulfill the fiduciary duties owed to the shareholders of ASBI, entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than SWS or its Affiliates or associates or officers, partners, employees or other authorized representatives of SWS or such Affiliates or associates) concerning any merger, tender offer or other takeover offer, sale of substantial assets, sale of shares of capital stock or similar transaction involving the ASBI Companies. Immediately upon receipt of any unsolicited offer, ASBI will communicate to SWS the terms of any proposal or request for information and the identity of the parties involved.

     SECTION 5.13  Consents and Approvals.  ASBI shall use its best efforts to
                   ----------------------
obtain all consents and approvals from third parties, including those listed on
Schedule 3.09, at the earliest practicable time.
-------------

     SECTION 5.14  Environmental Investigation; Right to Terminate Agreement.
                   ---------------------------------------------------------

          A. SWS and its consultants, agents and representatives, at the sole cost and expense of SWS, shall have the right to the same extent that the ASBI Companies have such right, but not the obligation or responsibility, to inspect any Property, including, without limitation, conducting asbestos surveys and sampling, environmental assessments and investigation, and other environmental surveys and analyses including soil and ground sampling ("Environmental Inspections") at any time on or prior to August 31, 1999. SWS shall notify ASBI prior to any physical inspections of the Property, and ASBI may place reasonable restrictions on the time of such inspections. If, as a result of any such Environmental Inspection, further investigation ("secondary investigation") including, without limitation, test borings, soil, water and other sampling is deemed desirable by SWS, SWS shall (i) notify ASBI of any Property for which it intends to conduct such a secondary investigation and the reasons for such secondary investigation, and (ii) at the sole cost and expense of SWS, commence such secondary investigation, on or prior to September 30, 1999. SWS shall give reasonable notice to ASBI of such secondary investigations, and ASBI may place reasonable time and place restrictions on such secondary investigations.

          B. ASBI agrees to indemnify and hold harmless SWS for any claims for damage to property, or injury or death to persons, made as a result of any Environmental Inspection or secondary investigation conducted by SWS or its agents, which damage or injury is attributable to the negligent actions of the ASBI Companies or their agents. SWS agrees to indemnify and hold harmless ASBI for any claims for damage to property, or injury or death to persons, attributable to the negligent actions of SWS or its agents in performing any Environmental Inspection or secondary investigation except to the extent caused in whole or in part by the negligence of the ASBI Companies. SWS shall not have any liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection, secondary investigation or other environmental survey. If this Agreement is terminated, then except as otherwise required by law, reports to any governmental authority of the results of any Environmental Inspection, secondary investigation or other environmental survey shall not be made by SWS. SWS shall make no such report prior to Closing unless required to do so by law, and in such case will give ASBI reasonable notice of SWS's intentions.

          C. SWS shall have the right to terminate this Agreement if (i) the factual substance of any warranty or representation set forth in Section
     3.22 is not materially true and accurate; (ii) the results of such Environmental Inspection, secondary investigation or other environmental survey are disapproved by SWS because the environmental inspection, secondary investigation or other environmental survey identifies material violations or potential violations of Environmental Laws; (iii) the ASBI Companies have refused to allow SWS to conduct an Environmental Inspection or secondary investigation in a manner that SWS reasonably considers necessary; (iv) the Environmental Inspection, secondary investigation or other environmental survey identifies any past or present event, condition or circumstance that would or potentially would require remedial or cleanup action or result in a Material Adverse Change; (v) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any underground or above ground storage tank in, on or under any Property that is not shown to be in compliance with all Environmental Laws applicable to the tank either now or at a future time certain, or that has had a release of petroleum or some other Hazardous Material that has not been cleaned up to the satisfaction of the relevant governmental authority or any other party with a legal right to compel cleanup; or (vi) the Environmental Inspection, secondary investigation or other environmental survey identifies the presence of any asbestos-containing material in, on or under any Property, the removal of which would result in a Material Adverse Change. On or prior to October 31, 1999, SWS shall advise ASBI in writing as to whether SWS intends to terminate this Agreement because SWS disapproves of the results of the Environmental Inspection, secondary investigation or other environmental survey. ASBI shall have the opportunity to correct any objected to violations or conditions to SWS's reasonable satisfaction prior to November 30, 1999. In the event that ASBI fails to demonstrate its satisfactory correction of the violations or conditions to SWS, SWS may terminate the Agreement on or before December 15, 1999.

          D. ASBI agrees to make available to SWS and its consultants, agents and representatives all documents and other material relating to environmental conditions of any Property including, without limitation, the results of other environmental inspections and surveys. ASBI also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with SWS and shall be entitled to certify the same in favor of SWS and its consultants, agents and representatives and make all other data available to SWS and its consultants, agents and representatives.

     SECTION 5.15  Proxies.  Within ten (10) days of the date of the execution
                   -------
of this Agreement, ASBI and each of the persons set forth on Schedule 5.15 shall
                                                             -------------
execute the Voting Agreement and Irrevocable Proxy in the form of Exhibit B
                                                                  ---------
attached hereto, and ASBI acknowledges that such persons have agreed that they will vote the shares of the ASBI Common Stock owned by them in favor of the Merger Agreement and the Merger and the transactions contemplated hereby and thereby, subject to required regulatory approvals.

     SECTION 5.16  S Corporation Termination.   The ASBI Companies shall
                   -------------------------
terminate their respective Subchapter S and Qualified Subchapter S Subsidiary
elections under the Code as of the Closing Date.   In connection with the
foregoing, each of the ASBI Companies agrees to make an election to close the books of ASBI Companies with all federal tax items allocable to the "S short year" and the "C short year" (as those terms are defined in Section 1362(e)(3) of the Code).

     SECTION 5.17  Conforming Accounting and Reserve Policies; Restructuring
                   ---------------------------------------------------------
Expenses.
--------

          A. From and after the date of this Agreement to the Effective Time, ASBI and SWS shall consult and cooperate with each other with respect to conforming, as specified in a written notice from SWS to ASBI as provided in Section 5.17D, the loan, accrual and reserve policies of the Bank to those policies of SWS.

          B. In addition, from and after the date of this Agreement to the Effective Time, ASBI and SWS shall consult and cooperate with each other with respect to determining, as specified in a written notice from SWS to ASBI, as provided in Section 5.17D, appropriate accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger.

          C. ASBI and SWS shall consult and cooperate with each other with respect to determining, as specified in a written notice from SWS to ASBI, as provided in Section 5.17D, the amount and the timing for recognizing for financial accounting purposes the expenses of the Merger and the restructuring charges related to or to be incurred in connection with the Merger.

          D. At the written request of SWS given within ten calendar days of Closing, ASBI shall establish and take such reserves and accruals immediately prior to the Effective Time as SWS shall request to conform the ASBI's loan, accrual and reserve policies to SWS's policies, shall establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are mutually agreeable to SWS and ASBI; provided, however, that ASBI shall not be required to take any such action that is not consistent with GAAP; and provided further, however, that any such accrual, reserve or charge made at the request of SWS in accordance with this Section 5.17 shall not constitute a Material Adverse Change or be deemed to have a Material Adverse Effect and shall not be considered for the purposes of calculating the taxable income for purposes of Section 5.05I.

     SECTION 5.18 Affiliate Agreements.  ASBI has disclosed in Schedule 5.18
                  --------------------                         -------------
each person or entity whom it reasonably believes may be deemed an "affiliate" of ASBI for purposes of Rule 145 under the 1933 Act. ASBI shall use its reasonable efforts to cause each such person or entity to deliver to SWS not later than 30 days prior to the Effective Time, a written agreement, in substantially the form of Exhibit G, providing that such person or entity will
                          ---------
not sell, pledge, transfer, or otherwise dispose of the shares of ASBI Common Stock held by such person or entity except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of SWS Common Stock to be received by such person or entity upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and applicable rules and pronouncements relating to pooling-of-interest accounting.

     SECTION 5.19 Environmental Matters.  On or before November 1, 1999, ASBI
                  ---------------------
shall use its best efforts to eliminate any Environmental Liability relating to the Environmental Properties.


                                  ARTICLE VI.
                               COVENANTS OF SWS

     SWS hereby makes the covenants set forth in this Article VI to ASBI.

     SECTION 6.01  Best Efforts.  SWS agrees to use its best efforts to cause
                   ------------
the consummation of the transactions contemplated hereby in accordance with the terms and conditions of this Agreement.

     SECTION 6.02  Incorporation and Organization of Newco.  SWS will
                   ---------------------------------------
incorporate, charter and organize Newco as a Texas corporation.

     SECTION 6.03  Merger Agreement.  SWS will, as soon as practicable after the
                   ----------------
execution of this Agreement, enter into the Merger Agreement, the form of which is attached hereto as Exhibit A, and shall perform all of its obligations
                      ---------
thereunder. SWS will, as soon as practicable after the execution of this Agreement, cause Newco to duly authorize and enter into the Merger Agreement and shall cause Newco to perform all of its obligations thereunder. SWS shall vote all of the stock of Newco in favor of the Merger and the Merger Agreement.

     SECTION 6.04  Information for Regulatory Applications and Proxy Statements.
                   ------------------------------------------------------------
SWS will promptly furnish to ASBI all information concerning SWS and the SWS Subsidiaries, including, but not limited to, financial statements, required for inclusion in (A) any proxy statement to be used by ASBI in connection with the approval of the shareholders of ASBI of the transactions contemplated hereby and
(B) any application or statement to be made by ASBI or filed by ASBI with any governmental body in connection with the transactions contemplated by this Agreement, or in connection with any unrelated transactions during the pendency of this Agreement, and SWS represents and warrants that all information so furnished for such statements and applications shall be true and correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. SWS shall otherwise fully cooperate with the ASBI Companies in the filing of any applications or other documents necessary to consummate the transactions contemplated by this Agreement, including the Merger.

     SECTION 6.05  Acts of Newco.  Prior to the Closing, SWS shall not cause
                   -------------
Newco to take any action or execute any agreement, document or certificate except as contemplated by this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement.

     SECTION 6.06  Untrue Representations.  SWS shall promptly notify ASBI in
                   ----------------------
writing if SWS becomes aware of any fact or condition that makes untrue, or shows to have been untrue, in any material respect, any schedule or any other information furnished to ASBI or any representation or warranty made in or pursuant to this Agreement or that results in SWS's failure to comply with any covenant, condition or agreement contained in this Agreement.

     SECTION 6.07  Litigation and Claims.  SWS shall promptly notify ASBI of any
                   ---------------------
legal action, suit or proceeding or judicial, administrative or governmental investigation, pending or, to the knowledge of SWS, threatened against any SWS Company that questions or might question the validity of this Agreement or the agreements contemplated hereby, including, but not limited to, the Merger Agreement, or any actions taken or to be taken by the SWS Companies pursuant hereto or thereto or seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby.

     SECTION 6.08  Regulatory and Other Approvals.  SWS shall promptly, but in
                   ------------------------------
no event later than thirty (30) days after execution of this Agreement, file or cause to be filed applications for all regulatory approvals required to be obtained by SWS in connection with this Agreement and the other agreements contemplated hereby. SWS shall promptly furnish ASBI with copies of all such regulatory filings and all correspondence for which confidential treatment has not been requested. SWS shall use its best efforts to obtain all such regulatory approvals and any other approvals from third parties, including those listed on Schedule 4.07, at the earliest practicable time.
          -------------

     SECTION 6.09  Adverse Change.  SWS shall promptly notify ASBI in writing if
                   --------------
any change shall have occurred or been threatened (or any development shall have occurred or been threatened involving a prospective change) that would adversely affect, prevent or delay consummation of the transactions contemplated by this Agreement or the other agreements contemplated hereby.

     SECTION 6.10  Employee Benefits and Contracts.   Following the Effective
                   -------------------------------
Time, SWS shall provide generally to officers and employees of the ASBI Companies, who after the Effective Time remain employees of an ASBI Company, employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of SWS Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the SWS Companies to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under such employee benefit plans, (i) service under any qualified defined contribution plans of ASBI shall be treated as service under SWS's qualified defined contribution plans, and (ii) service under any other employee benefit plans of ASBI shall be treated as service under any similar employee benefit plans maintained by SWS. SWS also shall cause ASBI and its Subsidiaries to honor all employment, severance, consulting, and other compensation related agreement or contracts disclosed on Schedule 3.32 between any ASBI Company and
                                    -------------
any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the ASBI Employee Plans.


                                 ARTICLE VII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ASBI

     All obligations of ASBI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by ASBI:

     SECTION 7.01  Compliance with Representations, Warranties and Agreements.
                   ----------------------------------------------------------
All representations and warranties made by SWS in this Agreement or in any document or schedule delivered to ASBI pursuant hereto shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). SWS shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by SWS prior to or at the Closing.

     SECTION 7.02  Shareholder Approvals.  The Merger and other transaction
                   ---------------------
contemplated by this Agreement shall have been approved by the shareholders of ASBI and SWS, and the sole shareholder of Newco.

     SECTION 7.03  Government and Other Approvals.  SWS shall have received
                   ------------------------------
approvals, acquiescence or consents of the transactions contemplated by this Agreement and the Merger Agreement, from all necessary governmental agencies and authorities and other third parties, including but not limited to the OTS, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules 3.09 and 4.07. Such approvals and the
                      -----------------------
transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings.

     SECTION 7.04  No Litigation.  No action shall have been taken, and no
                   -------------
statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to the acquisition by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (A) make the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (B) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, or
(C) if the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject the ASBI Companies or subject any officer, director, shareholder or employee of the ASBI Companies to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (A) through (C) above.

     SECTION 7.05  Pooling Letter.  ASBI shall have received a letter, dated as
                   --------------
of the Effective Time, in a form reasonably acceptable to ASBI, from Fisk & Robinson, LLP to the effect that ASBI qualifies as an entity that may be a party to a business combination that will qualify for pooling-of-interests accounting treatment and, to the effect that the Merger, as it impacts ASBI, will qualify for pooling-of-interests accounting treatment. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

     SECTION 7.06  SWS Common Stock. The shares of SWS Common Stock to be issued
                   ----------------
in connection herewith shall be duly authorized and validly issued and, fully paid and nonassessable, issued free of preemptive rights and free and clear of all liens and encumbrances created by or through SWS. The SWS Common Stock to be issued pursuant to the Merger shall have been authorized for listing on the New York Stock Exchange.

     SECTION 7.07  Tax Opinion. ASBI shall have received an opinion of Jenkens &
                   -----------
Gilchrist, P.C. or ASBI's independent public accountants, on or before the Closing Date, to the effect, among others, that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by the shareholders of ASBI to the extent that they receive SWS Common Stock in exchange for their ASBI Common Stock in the Merger.

     SECTION 7.08  Opinion of Counsel.  ASBI shall have received an opinion of
                   ------------------
counsel from Gardere & Wynne or other counsel to SWS acceptable to ASBI in substantially the form set forth in Exhibit E hereof.
                                    ---------

     SECTION 7.09  Registration Rights Agreement.  ASBI and such Shareholders of
                   -----------------------------
ASBI shall have received a duly executed Registration Rights Agreement in the form attached as Exhibit H hereof.
                 ---------

     SECTION 7.10  No Material Adverse Change.  There shall have been no
                   --------------------------
Material Adverse Change in SWS since March 31, 1999.


                                 ARTICLE VIII.
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SWS

     All obligations of SWS under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any or all of which may be waived in whole or in part by SWS.

     SECTION 8.01  Compliance with Representations, Warranties and Agreements.
                   ----------------------------------------------------------
All representations and warranties made by ASBI in this Agreement or in any schedule delivered to SWS pursuant hereto shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing, except with respect to those representations and warranties specifically made as of an earlier date (in which case such representations and warranties shall be true as of such earlier date). ASBI shall have performed or complied in all material respects with all agreements, terms, covenants and conditions required by this Agreement to be performed or complied with by ASBI prior to or at the Closing.

     SECTION 8.02  Shareholder Approvals. The Merger and other transactions
                   ---------------------
contemplated by this Agreement shall have been approved by the shareholders of ASBI and SWS, and the sole shareholder of Newco in the manner prescribed by applicable law and the Board of Directors of SWS and/or the Special Committee of the Board of Directors ("SWS Special Committee") established for the purposes of evaluating the terms of the Merger. All shares of SWS Common Stock owned by Mr. Don Buchholz, Buchholz Arlington Bancshares, a limited partnership, and
Buchholz Investments, a partnership, will be voted proportionately at such SWS Shareholder Meeting in the same manner as the other shareholders of SWS Common Stock vote on the Merger.

     SECTION 8.03  Government and Other Approvals.  SWS shall have received
                   ------------------------------
approvals, acquiescence or consents, all on terms and conditions acceptable to SWS in its sole discretion, of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including but not limited to the OTS, and all applicable waiting periods shall have expired, and the approvals and consents of all third parties required to consummate this Agreement and the other agreements contemplated hereby, including, but not limited to, the Merger Agreement and the transactions contemplated hereby and thereby, including all consents described on Schedules
                                                                     ---------
3.09 and 4.07.  Such approvals and consents shall not have imposed, in the
-------------
judgment of SWS, any material requirement upon SWS or the SWS Subsidiaries, including, without limitation, any requirement that SWS sell or dispose of any
significant amount of its assets or any SWS Subsidiary.   Such approvals and the
transactions contemplated hereby shall not have been contested or threatened to be contested by any federal or state governmental authority or by any other third party (except shareholders asserting statutory dissenters' appraisal rights) by formal proceedings. It is understood that, if such contest is brought by formal proceedings, the SWS may, but shall not be obligated to, answer and defend such contest or otherwise pursue this transaction over such objection.

     SECTION 8.04  No Litigation.  No action shall have been taken, and no
                   -------------
statute, rule, regulation or order shall have been promulgated, enacted, entered, enforced or deemed applicable to this Agreement, the Merger, or the transactions contemplated hereby or thereby by any federal, state or foreign government or governmental authority or by any court, domestic or foreign, including the entry of a preliminary or permanent injunction, that would (A) make this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby illegal, invalid or unenforceable, (B) require the divestiture of a material portion of the assets of any ASBI Company, (C) impose material limits in the ability of any party to this Agreement to consummate the Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby, (D) otherwise result in a Material Adverse Change or (E) if this Agreement or any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, or the transactions contemplated hereby or thereby are consummated, subject the SWS Companies or subject any officer, director, shareholder or employee of the SWS Companies to criminal or civil liability. No action or proceeding before any court or governmental authority, domestic or foreign, by any government or governmental authority or by any other person, domestic or foreign, shall be threatened, instituted or pending that would reasonably be expected to result in any of the consequences referred to in clauses (A) through
(E) above.

     SECTION 8.05  Accounting Treatment.  All accounting and tax treatment,
                   --------------------
entries and adjustments in connection with the transactions contemplated by this Agreement and the other agreements contemplated hereby shall be satisfactory to SWS. SWS shall not have received notification from any proper regulatory authority that SWS's accounting and tax treatment, entries and adjustments used in connection with the Merger are improper, and SWS shall not have been required by any such regulatory authority to make any accounting or tax adjustments that would constitute a Material Adverse Change.

     SECTION 8.06  No Material Adverse Change.  There shall have been no
                   --------------------------
Material Adverse Change in ASBI since March 31, 1999.

     SECTION 8.07  Dissenters. The holders of not more than a certain percentage
                   ----------
(not to exceed 9.9%) of the issued and outstanding shares of ASBI Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares under the applicable provision of the TBCA such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

     SECTION 8.08  Tax Opinion.  SWS shall have received an opinion of Jenkens &
                   -----------
Gilchrist, P.C. or ASBI's independent public accountants, on or before the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and that no gain or loss will be recognized by any SWS Company or ASBI Company as a result of the Merger.

     SECTION 8.09  Pooling Letter.  SWS shall have received a letter, dated as
                   --------------
of the Effective Time, in a form reasonably acceptable to SWS, from Fisk & Robinson, LLP, independent public accountant to ASBI, to the effect that ASBI qualifies as an entity that may be a party to a business combination that will qualify for pooling-of-interests accounting treatment. SWS shall have received a letter, dated as of the Effective Time, in a form reasonably acceptable to SWS, from KPMG, LLP to the effect that the Merger, as it impacts SWS, will qualify for pooling-of-interests accounting treatment. In addition, there shall have been no determination by any court, tribunal, regulatory agency or other governmental entity, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

     SECTION 8.10  Fairness Opinion.  SWS shall have received an opinion from
                   ----------------
Friedman, Billings, Ramsey & Co., Inc. dated as of the date of this Agreement to the effect that in the opinion of such firm, the Exchange Ratio contemplated by this Agreement is fair to all the shareholders of SWS from a financial point of view.

     SECTION 8.11  Releases of Directors and Officers of ASBI Companies.  SWS
                   ----------------------------------------------------
shall have received from each of the directors of the ASBI Companies an instrument dated the Closing Date releasing the ASBI Companies from any and all claims of such directors (except to certain matters described therein), the form of which is attached as Exhibit C. SWS shall have received from each officer
                        ---------
with a title of senior vice president or higher of the ASBI Companies an instrument dated the Closing Date releasing the ASBI Companies from any and all claims of such officers (except as to certain matters described therein), the form of which is attached as Exhibit D.
                             ---------

     SECTION 8.12  Non Compete and Employment Agreements. SWS shall have reached
                   -------------------------------------
satisfactory non compete agreements with respect to those individuals listed on
Schedule 8.12 of this Agreement in form and substance as Exhibit I attached
-------------                                            ---------
hereto. Within thirty (30) days from the date of this Agreement, SWS and Richard J. Driscoll shall have agreed to the terms and conditions of a mutually agreeable employment and noncompete agreement.

     SECTION 8.13  Affiliate Agreements.  SWS shall have received from each
                   --------------------
affiliate of ASBI the affiliates agreement referred to in Section 5.18 of this Agreement in the form attached as Exhibit
                                  -------

G to this Agreement, to the extent necessary to assure in the reasonable
-
judgment of SWS that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

     SECTION 8.14  Opinion of Counsel.  SWS shall have received an opinion of
                   ------------------
counsel from Haynie, Rake & Repass, P.C. or other counsel to ASBI acceptable to SWS in substantially the form set forth in Exhibit F hereof.
                                           ---------

     SECTION 8.15  Compliance with the 1933 Act.  SWS shall have received
                   ----------------------------
satisfactory evidence that the offering of the SWS Common Stock pursuant to this Agreement shall have qualified for an exemption from registration under the 1933 Act and any applicable state securities laws.

     SECTION 8.16  Termination of Shareholder Agreement and Voting Agreement.
                   ---------------------------------------------------------
SWS shall have received satisfactory evidence that each agreement listed on
Schedule 3.31 of this Agreement has been duly terminated in accordance with the
-------------
provisions thereof.

     SECTION 8.17  Escrow Agreement; Environmental Liabilities.  ASBI shall have
                   -------------------------------------------
taken all steps required under Section 5.19 of this Agreement and SWS shall have determined, in its sole discretion, that upon consummation of the transactions contemplated by this Agreement, none of the SWS Companies or the ASBI Companies shall have any Environmental Liability of any kind or nature relating to the Environmental Properties; or SWS shall have received an executed Escrow Agreement referred to in Section 1.13 of this Agreement in the form attached as Exhibit J to this Agreement.
---------


                                  ARTICLE IX.
                          TERMINATION AND ABANDONMENT

     SECTION 9.01  Right of Termination.  This Agreement and the transactions
                   --------------------
contemplated hereby may be terminated and abandoned at any time prior to or at the Closing (notwithstanding approval thereof by the shareholders of ASBI or SWS), as follows, and in no other manner:

          A. By the mutual consent of ASBI and SWS, duly authorized by the board of directors of each of ASBI and SWS.

          B. By either ASBI or SWS if the conditions precedent to such parties' obligations to close specified in Articles VII and VIII, respectively, hereof have not been met or waived by June 6, 2000, or such later date as has been approved by ASBI and SWS.

          C. By either ASBI or SWS if any of the transactions contemplated by this Agreement or the Merger Agreement are disapproved by any regulatory authority whose approval is required to consummate such transactions or if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining, invalidating or otherwise prohibiting the Agreement or the transactions contemplated hereby and such order, decree, ruling or other action shall have been final and nonappealable.

          D. By SWS if it reasonably determines, in good faith and after consulting with counsel, there is substantial likelihood that any necessary regulatory approval will not be obtained or will be obtained only upon a condition or conditions that make it inadvisable to proceed with the transactions contemplated by this Agreement.

          E. By SWS if there shall have been any Material Adverse Change with respect to ASBI, or by ASBI if there shall have been any Material Adverse Change with respect to SWS.

          F. By SWS if the board of directors of SWS or the SWS Special Committee has determined, in good faith and following consultation with and after considering the advice of outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law, it is advisable for the SWS Special Committee or the full board of directors of SWS to withdraw or modify, in a manner materially adverse to ASBI, its approval or recommendation of the Merger; provided that such a determination shall not constitute a breach of Section 4.07 of this Agreement.

          G. By SWS if ASBI shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby, including, but not limited to, the Merger Agreement, and such failure shall not have been cured within a period of thirty (30) calendar days after notice from SWS, or if any of the representations or warranties of ASBI contained herein or therein shall be inaccurate in any material respect.

          H. By ASBI if SWS shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or in any other agreement contemplated hereby and such failure shall not have been cured within a period of thirty (30) calendar days after notice from ASBI, or if any of the representations or warranties of SWS contained herein or therein shall be inaccurate in any material respect.

          I. By SWS, if the holders of more than a certain percentage (not to exceed 9.9%) of the issued and outstanding shares of ASBI Common Stock shall have elected to exercise their right to dissent from the Merger and demand payment in cash for the fair or appraised value of their shares under the applicable provision of the TBCA such that their receipt of cash pursuant to the exercise of their appraisal rights, when combined with all other cash transactions required to be considered under GAAP, would result in the Merger not qualifying for pooling-of-interests accounting treatment under GAAP.

     SECTION 9.02  Notice of Termination.  The power of termination provided for
                   ---------------------
by Section 9.01 hereof may be exercised only by a notice given in writing, as provided in Section 11.07 of this Agreement.

     SECTION 9.03  Effect of Termination.  Without limiting any other relief to
                   ---------------------
which either party hereto may be entitled for breach of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to the provisions of Section 9.01 hereof, no party to this

Agreement shall have any further liability or obligation in respect of this Agreement, except for (A) liability of a party for expenses pursuant to Section
11.02 hereof, and (B) the provisions of Article X hereof shall remain applicable.

     SECTION 9.04  Break-Up Fee.  Nothing contained in this Agreement shall be
                   ------------
deemed to prohibit any director or officer of ASBI or SWS from fulfilling his or her fiduciary duties to the ASBI or SWS shareholders or from taking any action required by law. Except for a breach of the covenant in Section 5.12, in lieu of any payment required by Section 9.03 of this Agreement and as the sole and exclusive remedy for any actual damages resulting from wrongful termination, misrepresentation or other breach of this Agreement, in the event that this Agreement is terminated by:

          (i) SWS pursuant to (a) Sections 9.01G, 9.01I or (b) pursuant 9.01B as a result of the failure of conditions set forth in 8.01, 8.07, 8.11, 8.12, 8.13, 8.14, 8.15, 8.16, and 8.17 to be satisfied, ASBI shall immediately, upon receipt of such written notice of termination from SWS, pay to SWS, by wire transfer, $2,500,000; or

          (ii) ASBI pursuant to (a) Sections 9.01H or (b) pursuant 9.01B as a result of the failure of conditions set forth in Sections 7.01, 7.06, 7.08, and 7.09 to be satisfied, SWS shall immediately, upon receipt of such written notice of termination from ASBI, pay to ASBI, by wire transfer, $2,500,000; or

          (iii) SWS pursuant to Section 9.01F, SWS shall immediately, upon delivery of such written notice of termination to ASBI, pay to ASBI, by wire transfer, $2,500,000.

Notwithstanding the foregoing, no break-up fee shall be payable by either SWS or ASBI under this Section 9.04 in the event that the Agreement is terminated as a result of a breach of the representations or warranties made by either party, if such representation or warranty was true and correct as of the date of this Agreement and became untrue or inaccurate after the date of this Agreement, except for breaches and misrepresentations caused by the intentional acts or omissions of a party.

                                  ARTICLE X.
                           CONFIDENTIAL INFORMATION

     SECTION 10.01  Definition of "Recipient," "Disclosing Party" and
                    -------------------------------------------------
"Representative".  For purposes of this Article X, the term "Recipient" shall
 --------------
mean the party receiving the Subject Information (as defined in Section 10.02) and the term "Disclosing Party" shall mean the party furnishing the Subject Information. The terms "Recipient" or "Disclosing Party", as used herein, include: (A) all persons and entities related to or affiliated in any way with the Recipient or the Disclosing Party, as the case may be, and (B) any person or entity controlling, controlled by or under common control with the Recipient or the Disclosing Party, as the case may be. The term "Representative" as used herein, shall include all directors, officers, shareholders, employees, representatives, advisors, attorneys, accountants and agents of any of the foregoing. The term "person" as used in this Article X shall be broadly interpreted to include, without limitation, any corporation, company, group, partnership, governmental agency or individual.

     SECTION 10.02  Definition of "Subject Information".  For purposes of this
                    -----------------------------------
Article X, the term "Subject Information" shall mean all information furnished to the Recipient or its Representatives (whether prepared by the Disclosing Party, its Representatives or otherwise and whether or not identified as being non public, confidential or proprietary) by or on behalf of the Disclosing Party or its Representatives relating to or involving the business, operations or affairs of the Disclosing Party or otherwise in possession of the Disclosing Party. The term "Subject Information" shall not include information that (A) was already in the Recipient's possession at the time it was first furnished to Recipient by or on behalf of Disclosing Party, provided that such information is not known by the Recipient to be subject to another confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Subsidiaries or another party, or (B) becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives, or (C) becomes available to the Recipient on a non-confidential basis from a source other than the Disclosing Party, its Representative or otherwise, provided that such source is not known by the Recipient to be bound by a confidentiality agreement with or other obligation of secrecy to the Disclosing Party, its Representative or another party.

     SECTION 10.03  Confidentiality.  Each Recipient hereby agrees that the
                    ---------------
Subject Information will be used solely for the purpose of reviewing and evaluating the transactions contemplated by this Agreement and the other agreements contemplated hereby, including the Merger Agreement, and that the Subject Information will be kept confidential by the Recipient and the Recipient's Representatives; provided, however, that (A) any of such Subject Information may be disclosed to the Recipient's Representatives (including, but not limited to, the Recipient's accountants, attorneys and investment bankers) who need to know such information for the purpose of evaluating any such possible transaction between the Disclosing Party and the Recipient (it being understood that such Representatives shall be informed by the Recipient of the confidential nature of such information and that the Recipient shall direct and cause such persons to treat such information confidentially); and (B) any disclosure of such Subject Information may be made to which the Disclosing Party consents in writing prior to any such disclosure by Recipient.

     SECTION 10.04  Securities Law Concerns.  Each Recipient hereby acknowledges
                    -----------------------
that the Recipient is aware, and the Recipient will advise the Recipient's Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received material, non-public information from an issuer of securities from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     SECTION 10.05  Return of Subject Information.  In the event of termination
                    -----------------------------
of this Agreement or the Merger Agreement, for any reason, the Recipient shall promptly return to the Disclosing Party all written material containing or reflecting any of the Subject Information other than information contained in any application, notice or other document filed with any governmental agency and not returned to the Recipient by such governmental agency. In making any such filing, the Recipient will request confidential treatment of such Subject Information included in any application, notice or other document filed with any governmental agency.

     SECTION 10.06  Specific Performance/Injunctive Relief.  Each Recipient
                    --------------------------------------
acknowledges that the Subject Information constitutes valuable, special and unique property of the Disclosing Party critical to its business and that any breach of Article X of this Agreement by it will give rise to irreparable injury to the Disclosing Party that is not compensable in damages. Accordingly, each Recipient agrees that the Disclosing Party shall be entitled to obtain specific performance and/or injunctive relief against the breach or threatened breach of
Article X of this Agreement by the Recipient or its Representatives. Each Recipient further agrees to waive, and use its reasonable efforts to cause its Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedies. Such remedies shall not be deemed the exclusive remedies for a breach of Article X of this Agreement, but shall be in addition to all other remedies available at law or in equity to the Disclosing Party.

                                  ARTICLE XI.
                                 MISCELLANEOUS

     SECTION 11.01  Survival of Representations and Warranties.  The parties
                    ------------------------------------------
hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive the Closing Date.

     SECTION 11.02  Expenses.  SWS shall pay all of its expenses and costs
                    --------
(including, without limitation, all counsel fees and expenses), and ASBI shall pay all of its expenses and costs (including, without limitation, all counsel fees and expenses), incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

     SECTION 11.03  Brokerage Fees and Commissions.  SWS hereby represents to
                    ------------------------------
ASBI that no agent, representative or broker has represented SWS in connection with the transactions described in this Agreement. ASBI shall not have any responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of SWS, and SWS hereby agrees to indemnify and hold ASBI harmless for any amounts owed to any agent, representative or broker of SWS. ASBI hereby represents to SWS that, no agent, representative or broker has represented any of the ASBI Companies or any or all of the shareholders in connection with the transactions described in this Agreement and provided, however, that ASBI's previous agreement with Keefe, Bruyette and Woods, Inc. ("KBW") has been terminated and no fee or commission is payable to KBW as a result of the transactions contemplated by the Agreement. SWS shall have no responsibility or liability for any fees, expenses or commissions payable to any agent, representative or broker of the ASBI Companies or any shareholder of ASBI, and ASBI hereby agrees to indemnify and hold SWS harmless for any amounts owed to any agent, representative or broker of the ASBI Companies or any shareholder of ASBI.

     SECTION 11.04  Entire Agreement.  This Agreement and the other agreements,
                    ----------------
documents, schedules and instruments executed and delivered by the parties to each other at the Closing constitute the full understanding of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter or contemporaneously herewith made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

     SECTION 11.05  Further Cooperation.  The parties agree that they will, at
                    -------------------
any time and from time to time after the Closing, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully consummate the transactions contemplated hereby in accordance with this Agreement or to carry out and perform any undertaking made by the parties hereunder.

     SECTION 11.06  Severability.  In the event that any provision of this
                    ------------
Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (A) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (B) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and
(C) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

     SECTION 11.07  Notices.  Any and all payments (other than payments at the
                    -------
Closing), notices, requests, instructions and other communications required or permitted to be given under this Agreement after the date hereof by any party hereto to any other party may be delivered personally or by nationally recognized overnight courier service or sent by mail or (except in the case of payments) by telex or facsimile transmission, at the respective addresses or transmission numbers set forth below and shall be effective (A) in the case of personal delivery, telex or facsimile transmission, when received; (B) in the case of mail, upon the earlier of actual receipt or five (5) business days after deposit in the United States Postal Service, first class certified or registered mail, postage prepaid, return receipt requested; and (C) in the case of nationally-recognized overnight courier service, one (1) business day after delivery to such courier service together with all appropriate fees or charges and instructions for such overnight delivery. The parties may change their respective addresses and transmission numbers by written notice to all other parties, sent as provided in this Section 11.07. All communications must be in writing and addressed as follows:

          IF TO ASBI:

          Mr. Don Buchholz
          Chairman of the Board
          ASBI Holdings, Inc.
          301 S. Center
          P.O. Box 1959
          Arlington, Texas  76004-1959
          Telecopy:  (214)859-9309

          WITH A COPY TO:

          Mr. Mark Haynie
          Haynie, Rake & Repass, P.C.
          14651 Dallas Parkway, Suite 136
          Dallas, Texas 75240
          Telecopy:  (972) 716-1850

          IF TO SWS:

          Mr. David Glatstein
          President and Chief Executive Officer
          Southwest Securities Group, Inc.
          Suite 3500
          1201 Elm Street
          Dallas, Texas 75270
          Telecopy:  (214)859-9309

          WITH A COPY TO:

          Mr. Kenneth R. Hanks
          Southwest Securities Group, Inc.
          Suite 3500
          1201 Elm Street
          Dallas, Texas 75270
          Telecopy:  (214)859-6020

          Mr. Chris Knox
          Southwest Securities Group, Inc.
          Suite 3500
          1201 Elm Street
          Dallas, Texas 75270
          Telecopy:  (214)859-9441

          Ms. Dianne Capps Saslaw
          Southwest Securities Group, Inc.
          Suite 3500
          1201 Elm Street
          Dallas, Texas 75270
          Telecopy:  (214)859-6020

          Mr. Charles E. Greef
          Jenkens & Gilchrist,
          a Professional Corporation
          1445 Ross Avenue, Suite 3200
          Dallas, Texas  75202-2799
          Telecopy:  (214) 855-4300

     SECTION 11.08  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
                    -------------
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS APPLYING TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD FOR THE PROVISIONS THEREOF REGARDING CHOICE OF LAW.

     SECTION 11.09  Multiple Counterparts.  For the convenience of the parties
                    ---------------------
hereto, this Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all counterparts hereof so executed by the parties hereto, whether or not such counterpart shall bear the execution of each of the parties hereto, shall be deemed to be, and shall be construed as, one and the same Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

     SECTION 11.10  Certain Definitions.
                    -------------------

          A. "Affiliate" means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

          B. "ASBI Companies" shall mean, collectively, ASBI and all ASBI Subsidiaries.

          C. "ASBI Subsidiaries" shall mean the Subsidiaries of ASBI, which shall include the ASBI Subsidiaries described in Section 3.04 of this Agreement and any corporation, bank, savings association, or other organization acquired as a Subsidiary of ASBI in the future and owned by ASBI at the Effective Time.

          D. "Average Closing Price" shall mean the average of the daily last sales prices of SWS Common Stock as reported on the New York Stock Exchange (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by SWS) for the ten (10) consecutive full trading days in which such shares are traded on the New York Stock Exchange.

          E. "Environmental Laws" mean all federal, state and local laws, regulations, statutes, ordinances, codes, rules, decisions, orders or decrees relating or pertaining to the public health and safety or the environment, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including, without limitation, (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as
                                                                  -------
     amended ("SWDA," also known as "RCRA" for a subsequent amending act), (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq., as amended ("CERCLA"), (iii) the Clean Water
                       -------
     Act, 33 U.S.C. (S)1251 et seq., as amended ("CWA"), (iv) the Clean Air Act,
                            -------
     42 U.S.C. (S)7401 et seq., as amended ("CAA"), (v) the Toxic Substances
                       -------
     Control Act, 15 U.S.C. (S)2601 et seq., as amended ("TSCA"), (vi) the
                                    -------
     Emergency Planning and Community Right to Know Act, 15 U.S.C. (S)2601 et
                                                                           --
     seq., as amended ("EPCRKA"), and (vii) the Occupational Safety and Health
     ----
     Act, 29 U.S.C. (S) 651 et seq., as amended.
                            ------

          F. "Environmental Liabilities" mean any and all damages, costs, losses (including without limitation, diminution in value), liabilities, judgments, penalties, fines, lawsuits, obligations, deficiencies, demands and expenses (whether or not arising out of third-party claims) including, without limitation, interest, penalties, cost of mitigation, clean-up or remedial action, damages to the environment, attorneys' fees and related expenses, expert fees and all amounts paid in investigation, defense, audit or settlement of any of the foregoing relating to relating to or associated with the Environmental Properties or to any Hazardous Materials that exist or have previously existed on, about or within such properties or have been used, generated, stored, transported, disposed of on, or released from, such properties.

          G. "Hazardous Material" means, without limitation, (i) any "hazardous wastes" as defined under RCRA, (ii) any "hazardous substances as defined under CERCLA, (iii) any toxic pollutants as defined under CWA, (iv) any hazardous air pollutants as defined under CAA, (v) any hazardous chemicals as defined under TSCA, (vi) any hazardous substances or extremely hazardous substances as defined under EPCRKA, (vii) asbestos, (viii) polychlorinated biphenyls, (ix) underground storage tanks, whether empty, filled or partially filled with any substance, (x) any substance the presence of which on the property in question is prohibited under any Environmental Law, and (xi) any other substance which under any Environmental Law requires special handling or notification of or reporting to any federal, state or local governmental entity in its generation, use, handling, collection, treatment, storage, re-cycling, treatment, transportation, recovery, removal, discharge or disposal.

          H. "Investment Securities" means all securities held by the Bank and reflected as an asset of the Bank in accordance with RAP.

          I. "Material Adverse Change" means, with respect to a particular party, any material adverse change in the financial condition, assets, properties, key employees, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations or prospects of the ASBI Companies or the SWS Companies, as applicable, and specifically includes any change that reduces the shareholders' equity of SWS (on a consolidated basis) by an amount equaling or exceeding $10,000,000 in the case of SWS (excluding any changes or fluctuations in the market price of SWS Common Stock or the valuation of the Knight/Trimark Group, Inc. Class A Common Stock held by SWS) or in the case of ASBI any change that reduces the shareholders' equity of ASBI (on a consolidated basis) by an amount equaling or exceeding $2,500,000 and/or the resignation of Richard J. Driscoll as an officer of ASBI or the Bank. Further an event or change affecting the banking industry or securities industry as a whole shall not be considered a Material Adverse Change unless it affects the ASBI Companies or the SWS Companies, as the case may be, to a greater degree than other similar size companies or banks.

          J. "Material Adverse Effect" on a party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial condition, results of operations, or business of such party and its Subsidiaries, taken as a whole, or (ii) the ability of such party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement.

          K. The term "Property" or "Properties" shall include all real property owned or leased by the ASBI Companies, including, but not limited to properties that the Bank has foreclosed on as well as their respective premises and all improvements and fixtures thereon.

          L. "Subsidiary" means, when used with reference to an entity, any corporation, partnership or limited liability company, twenty percent (20%) of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture or other enterprise in which any entity has, directly or indirectly, any equity interest.

          M. "SWS Companies" shall mean, collectively, SWS and all SWS Subsidiaries.

          N. "SWS Subsidiaries" shall mean the Subsidiaries of SWS and any corporation, bank, savings association, or other organization acquired as a Subsidiary of SWS in the future and owned by SWS at the Effective Time.

     SECTION 11.11  Specific Performance.  Each of the parties hereto
                    --------------------
acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the covenants contained in this Agreement were not performed in accordance with its terms or otherwise were materially breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which they may be entitled, at law or in equity.

     SECTION 11.12  Attorneys' Fees and Costs.  In the event attorneys' fees or
                    --------------------------
other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     SECTION 11.13  Rules of Construction.  Each use herein of the masculine,
                    ---------------------
neuter or feminine gender shall be deemed to include the other genders. Each use herein of the plural shall include the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word "or" is used in the inclusive sense. All articles and sections referred to herein are articles and sections, respectively, of this Agreement and all exhibits and schedules referred to herein are exhibits and schedules, respectively, attached to this Agreement. Descriptive headings as to the contents of particular sections are for convenience only and shall not control or affect the meaning, construction or interpretation of any provision of this Agreement. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are and shall be incorporated herein by reference hereto as though fully set forth herein verbatim.

     SECTION 11.14  Binding Effect; Assignment.  All of the terms, covenants,
                    --------------------------
representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors, representatives and permitted assigns. Nothing expressed or referred to herein is intended or shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision herein contained, it being the intention of the parties hereto that this Agreement, the assumption of obligations and statements of responsibilities hereunder, and all other conditions and provisions hereof are for the sole benefit of the parties to this Agreement and for the benefit of no other person, except the Shareholders of ASBI. Nothing in this Agreement shall act to relieve or discharge the obligation or liability of any third party to any party to this Agreement, nor shall any provision give any third party any right of subrogation or action over or against any party to this Agreement. No party to this Agreement shall assign this Agreement, by operation of law or otherwise, in whole or in part, without the prior written consent of the other parties. Any assignment made or attempted in violation of this Section 11.14 shall be void and of no effect.

     SECTION 11.15  Public Disclosure.  Neither ASBI nor SWS will make, issue or
                    -----------------
release any announcement, statement, press release, acknowledgment or other public disclosure of the existence of, or reveal the terms, conditions or the status of, this Agreement or the transactions contemplated hereby without the prior written consent of the other party to this Agreement; provided, however, that notwithstanding the foregoing, ASBI and SWS will be permitted to make any public disclosures or governmental filings as legal counsel may deem necessary to maintain compliance with or to prevent violations of applicable federal or state laws or regulations or that may be necessary to obtain regulatory approval for the transactions contemplated hereby.

     SECTION 11.16  Extension; Waiver.  At any time prior to the Closing Date,
                    -----------------
the parties may (A) extend the time for the performance of any of the obligations or other acts of the other party hereto, (B) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (C) waive compliance with any of the agreements or conditions contained herein. Such action shall be evidenced by a signed written notice given in the manner provided in Section
11.07 hereof. No party to this Agreement shall by any act (except by a written instrument given pursuant to Section 11.07 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising any right, power or privilege hereunder by any party hereto shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver of any party of any right or remedy on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion or to any right or remedy that any other party may have hereunder.

     SECTION 11.17  Amendments.  To the extent permitted by applicable law, this
                    ----------
Agreement may be amended by action taken by or on behalf of the board of directors of SWS and ASBI at any time before or after adoption of this Agreement by the shareholders of ASBI and SWS, but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made that decreases the consideration to be paid for the ASBI Common Stock as set forth in Section 1.05 or that materially and adversely affects the rights of the shareholders of either ASBI or SWS hereunder without the requisite approval of such shareholders. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

     SECTION 11.18  Binding Arbitration Relating to Environmental Escrow.  Any
                    ----------------------------------------------------
dispute submitted to arbitration pursuant to Section 1.13 shall be determined by the decision of a board of arbitration consisting of three members ("Board of Arbitration") selected as hereinafter provided. ASBI shall select an arbitrator and SWS shall select an arbitrator, each of whom shall be a member of the Board of Arbitration, and each of whom shall be independent of the parties and shall be experienced in arbitrating complex commercial transactions. A third Board of Arbitration member, independent of the parties, shall be selected by mutual agreement of the other two Board of Arbitration members. If the other two Board of Arbitration members fail to reach agreement on such third member within 10 days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by any party to the arbitration. The Board of Arbitration shall meet in Dallas, Texas or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing with respect to items in dispute. The decision shall state the facts on which it is based, be approved by at least a majority of the members of the Board of Arbitration, and shall be based on the law governing the Agreement. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the Commercial Rules of Arbitration of the American Arbitration Association in effect as of the date of the arbitration. To the extent practical, decisions of the Board of Arbitration shall be rendered and delivered to ASBI and SWS no more than

30 calendar days following commencement of proceedings with respect thereto, but in any event no later than December 30, 1999. The arbitrators shall limit their award to a determination of the Environmental Escrow Amount and the appropriate Escrow Period to adequately protect the SWS Companies and ASBI Companies (after the Closing Date) from any Environmental Liabilities relating to the Environmental Properties. Any decision made by the Board of Arbitration shall be final, binding and conclusive on ASBI and SWS. Each party to this Agreement shall be responsible for its own legal, expert and consultant fees and expenses incurred in connection with the arbitration proceedings. The fees and expenses of the Board of Arbitration shall be shared equally between SWS and ASBI.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


SWS:                     SOUTHWEST SECURITIES GROUP, INC.


                         By:  /s/ David Glatstein
                              -------------------------------------
                              David Glatstein
                              President and Chief Executive Officer



ASBI:                    ASBI HOLDINGS, INC.


                         By:  /s/ Don  Buchholz
                              -------------------------------------
                              Don Buchholz
                              Chairman of the Board